Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders

    of Yahoo Japan Corporation

    Tokyo, Japan:

We have audited the accompanying consolidated balance sheets of Yahoo Japan Corporation and Consolidated Subsidiaries (the “Company”) as of March 31, 2010 and 2009, and the related consolidated statements of income, changes in equity, and cash flows for each of the three years in the period ended March 31, 2010 (all expressed in Japanese Yen). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Yahoo Japan Corporation and Consolidated Subsidiaries as of March 31, 2010 and 2009, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 2010, in conformity with accounting principles generally accepted in Japan.

Accounting principles generally accepted in Japan vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences as of March 31, 2010 and 2009, and for the years then ended is presented in Note 18 to the consolidated financial statements.

As discussed in Note 3 to the consolidated financial statements, effective April 1, 2008, the Company changed its accounting treatment for traffic acquisition costs and commissions paid to sales agents from costs and expenses to deductions from sales.

Our audits also comprehended the translation of Japanese Yen amounts into U.S. dollar amounts and, in our opinion, such translation has been made in conformity with the basis stated in Note 1. Such U.S. dollar amounts are presented solely for the convenience of readers outside Japan.

/s/ Deloitte Touche Tohmatsu LLC

Tokyo, Japan

September 30, 2010

Yahoo Japan Corporation and Consolidated Subsidiaries

Consolidated Balance Sheets

As of March 31, 2010 and 2009

	Millions of Yen		Thousands of U.S. Dollars (Note 1)
	2010	2009	2010
ASSETS

CURRENT ASSETS:
Cash and cash equivalents (Note 5)	¥138,238	¥36,996	$1,485,793
Receivables:
Trade accounts (Note 5)	37,391	34,825	401,882
Other (Note 5)	1,511	1,938	16,241
Allowance for doubtful accounts	(1,456)	(1,459)	(15,646)
Inventories (Note 4)	202	258	2,168
Deferred tax assets (Note 10)	6,687	3,601	71,878
Other current assets	20,769	15,232	223,217

Total current assets	203,342	91,391	2,185,533

PROPERTY AND EQUIPMENT:
Land	5,003	5,002	53,768
Buildings and structures	10,322	9,247	110,941
Machinery and equipment	8,794	7,296	94,519
Furniture and fixtures	39,249	39,589	421,852
Construction in progress	563	2,129	6,050

Total	63,931	63,263	687,130
Accumulated depreciation	(36,811)	(34,078)	(395,640)

Net property and equipment	27,120	29,185	291,490

INVESTMENTS AND OTHER ASSETS:
Investment securities (Notes 5 and 6)	153,144	150,593	1,646,000
Investments in unconsolidated subsidiaries and associated companies (Note 5)	6,849	7,298	73,617
Goodwill	4,896	6,423	52,625
Deferred tax assets (Note 10)	6,313	7,249	67,857
Other assets	16,670	19,527	179,163
Allowance for doubtful accounts	(72)	(114)	(776)

Total investments and other assets	187,800	190,976	2,018,486

TOTAL ASSETS	¥418,262	¥311,552	$4,495,509

Yahoo Japan Corporation and Consolidated Subsidiaries

Consolidated Balance Sheets (continued)

As of March 31, 2010 and 2009

	Millions of Yen		Thousands of U.S. Dollars (Note 1)
	2010	2009	2010
LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt (Notes 5 and 7)	¥10,000	¥20,000	$107,481
Payables:
Trade accounts (Note 5)	7,502	5,329	80,633
Other (Note 5)	13,099	13,718	140,792
Income taxes payable (Note 5)	47,108	3,286	506,318
Provision for Yahoo! Points (Note 2.j)	3,920	2,768	42,129
Other current liabilities (Note 11)	23,940	19,613	257,312

Total current liabilities	105,569	64,714	1,134,665

LONG-TERM LIABILITIES:
Long-term debt (Note 7)	—	10,000	—
Other (Note 11)	420	368	4,509

Total long-term liabilities	420	10,368	4,509

COMMITMENTS (Notes 11, 12, and 15)

EQUITY (Notes 8 and 16):
Common stock—241,600,000 shares authorized; 58,118,909 shares issued in 2010 and 58,107,980 shares issued in 2009	7,521	7,444	80,837
Capital surplus	2,602	2,525	27,967
Stock acquisition rights	450	260	4,837
Retained earnings	300,496	223,955	3,229,751
Net unrealized gain on available-for-sale securities	1,978	220	21,267
Deferred gain on derivatives under hedge accounting (Notes 5 and 12)	26	—	277
Treasury stock—at cost, 103,955 shares in 2010 and nil in 2009, respectively	(3,068)	—	(32,977)

Total	310,005	234,404	3,331,959
Minority interests	2,268	2,066	24,376

Total equity	312,273	236,470	3,356,335

TOTAL LIABILITIES AND EQUITY	¥418,262	¥311,552	$4,495,509

See notes to consolidated financial statements.

Yahoo Japan Corporation and Consolidated Subsidiaries

Consolidated Statements of Income

Years Ended March 31, 2010, 2009 and 2008

	Millions of Yen			Thousands of U.S. Dollars (Note 1)
	2010	2009	2008	2010

NET SALES	¥279,857	¥265,754	¥262,027	$3,007,919

COST OF SALES	32,646	27,807	28,260	350,877

Gross profit	247,211	237,947	233,767	2,657,042

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	103,385	103,329	108,959	1,111,193

Operating income	143,826	134,618	124,808	1,545,849

OTHER INCOME (EXPENSES):
Interest and dividend income	156	311	359	1,676
Interest expense	(197)	(462)	(625)	(2,120)
Gain on foreign exchange—net	75	143	276	804
Loss on disposal of fixed assets	(594)	(1,152)	(291)	(6,387)
Loss on write-down of investment securities (Note 6)	(1,073)	(3,738)	(454)	(11,530)
Equity in losses of associated companies (Note 2.a)	(222)	(1,594)	(6,750)	(2,388)
Lump-sum amortization of goodwill (Note 2.h)	—	(479)	(1,827)	—
Impairment loss (Note 2.e)	(1,470)	—	—	(15,800)
Relocation expenses	(51)	(1,623)	(694)	(546)
Other—net	226	351	(812)	2,441

Other expenses—net	(3,150)	(8,243)	(10,818)	(33,850)

INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS	140,676	126,375	113,990	1,511,999

INCOME TAXES (Note 10):
Current	59,625	29,238	51,593	640,854
Deferred	(2,854)	21,822	(902)	(30,681)

Total income taxes	56,771	51,060	50,691	610,173

MINORITY INTERESTS IN NET INCOME	382	600	681	4,110

NET INCOME	¥83,523	¥74,715	¥62,618	$897,716

	Yen			U.S. Dollars (Note 1)
PER SHARE OF COMMON STOCK
(Notes 2.s and 14):
Basic net income	¥1,438.23	¥1,255.52	¥1,035.27	$15.46
Diluted net income	1,437.03	1,254.18	1,033.79	15.45
Cash dividends applicable to the year	288.00	130.00	104.00	3.10

See notes to consolidated financial statements.

Yahoo Japan Corporation and Consolidated Subsidiaries

Consolidated Statements of Changes in Equity

Years Ended March 31, 2010, 2009 and 2008

	Thousands	Millions of Yen
	Number of Shares of Common Stock Outstanding	Common Stock	Capital Surplus	Stock Acquisition Rights	Retained Earnings	Net Unrealized Gain on Available- for-sale Securities	Deferred Gain on Derivatives under Hedge Accounting	Treasury Stock	Total	Minority Interests	Total Equity

BALANCE, APRIL 1, 2007	60,476	¥7,187	¥2,268	¥30	¥179,897	¥1,369	¥—	¥(28)	¥190,723	¥1,662	¥192,385
Exercise of stock options	25	179	179	—	—	—	—	—	358	—	358
Net income	—	—	—	—	62,618	—	—	—	62,618	—	62,618
Cash dividends (¥96 per share)	—	—	—	—	(5,805)	—	—	—	(5,805)	—	(5,805)
Changes in the scope of applying the equity method	—	—	—	—	(89)	—	—	—	(89)	—	(89)
Deconsolidation of subsidiaries	—	—	—	—	(15)	—	—	—	(15)	—	(15)
Purchase of treasury stock (Note 8)	—	—	—	—	—	—	—	(1)	(1)	—	(1)
Net change in the year	—	—	—	86	—	348	—	—	434	787	1,221

BALANCE, MARCH 31, 2008	60,501	7,366	2,447	116	236,606	1,717	—	(29)	248,223	2,449	250,672

Exercise of stock options	9	78	78	—	—	—	—	—	156	—	156
Net income	—	—	—	—	74,715	—	—	—	74,715	—	74,715
Cash dividends (¥104 per share)	—	—	—	—	(6,292)	—	—	—	(6,292)	—	(6,292)
Changes in the scope of applying the equity method	—	—	—	—	917	—	—	—	917	—	917
Deconsolidation of subsidiaries	—	—	—	—	39	—	—	—	39	—	39
Purchase of treasury stock (Note 8)	(2,402)	—	—	—	—	—	—	(82,001)	(82,001)	—	(82,001)
Retirement of treasury stock (Note 8)	—	—	—	—	(82,030)	—	—	82,030	—	—	—
Net change in the year	—	—	—	144	—	(1,497)	—	—	(1,353)	(383)	(1,736)

BALANCE, MARCH 31, 2009	58,108	7,444	2,525	260	223,955	220	—	—	234,404	2,066	236,470

Exercise of stock options	11	77	77	—	—	—	—	—	154	—	154
Net income	—	—	—	—	83,523	—	—	—	83,523	—	83,523
Cash dividends (¥130 per share)	—	—	—	—	(7,554)	—	—	—	(7,554)	—	(7,554)
Changes in the scope of applying the equity method	—	—	—	—	595	—	—	—	595	—	595
Deconsolidation of subsidiaries	—	—	—	—	(23)	—	—	—	(23)	—	(23)
Purchase of treasury stock (Note 8)	(104)	—	—	—	—	—	—	(3,068)	(3,068)	—	(3,068)
Net change in the year	—	—	—	190	—	1,758	26	—	1,974	202	2,176

BALANCE, MARCH 31, 2010	58,015	¥7,521	¥2,602	¥450	¥300,496	¥1,978	¥26	¥(3,068)	¥310,005	¥2,268	¥312,273

(Continued)

Yahoo Japan Corporation and Consolidated Subsidiaries

Consolidated Statements of Changes in Equity

Years Ended March 31, 2010, 2009 and 2008

	Thousands of U.S. Dollars (Note 1)
	Common Stock	Capital Surplus	Stock Acquisition Rights	Retained Earnings	Net Unrealized Gain on Available- for-sale Securities	Deferred Gain on Derivatives under Hedge Accounting	Treasury Stock	Total	Minority Interests	Total Equity

BALANCE, MARCH 31, 2009	$80,014	$27,144	$2,786	$2,407,084	$2,359	$—	$—	$2,519,387	$22,207	$2,541,594

Exercise of stock options	823	823	—	—	—	—	—	1,646	—	1,646
Net income	—	—	—	897,716	—	—	—	897,716	—	897,716
Cash dividends ($1.40 per share)	—	—	—	(81,191)	—	—	—	(81,191)	—	(81,191)
Changes in the scope of applying the equity method	—	—	—	6,397	—	—	—	6,397	—	6,397
Deconsolidation of subsidiaries	—	—	—	(255)	—	—	—	(255)	—	(255)
Purchase of treasury stock (Note 8)	—	—	—	—	—	—	(32,977)	(32,977)	—	(32,977)
Net change in the year	—	—	2,051	—	18,908	277	—	21,236	2,169	23,405

BALANCE, MARCH 31, 2010	$80,837	$27,967	$4,837	$3,229,751	$21,267	$277	$(32,977)	$3,331,959	$24,376	$3,356,335

See notes to consolidated financial statements.

(Concluded)

Yahoo Japan Corporation and Consolidated Subsidiaries

Consolidated Statements of Cash Flows

Years Ended March 31, 2010, 2009 and 2008

	Millions of Yen			Thousands of U.S. Dollars (Note 1)
	2010	2009	2008	2010

OPERATING ACTIVITIES:
Income before income taxes and minority interests	¥140,676	¥126,375	¥113,990	$1,511,999
Adjustments for:
Income taxes—paid	(15,844)	(55,371)	(51,139)	(170,296)
Depreciation and amortization	10,213	11,517	10,180	109,774
Amortization of goodwill	926	1,153	3,432	9,956
Loss on disposal of fixed assets	594	1,152	291	6,387
Loss on write-down of investment securities	1,073	3,738	454	11,530
Equity in losses of associated companies	222	1,594	6,750	2,388
Impairment loss	1,470	—	—	15,800
Changes in assets and liabilities:
(Increase) decrease in trade receivables	(1,625)	5,348	(3,894)	(17,467)
Increase in other current assets	(4,127)	(4,187)	(4,193)	(44,357)
Increase (decrease) in trade payables	2,121	(1,292)	5,584	22,792
Increase (decrease) in other current liabilities	3,535	(1,198)	(2,447)	37,998
Increase in provision for Yahoo! Points	1,152	475	367	12,379
Other—net	(291)	(1,499)	2,119	(3,126)

Total adjustments	(581)	(38,570)	(32,496)	(6,242)

Net cash provided by operating activities	140,095	87,805	81,494	1,505,757

INVESTING ACTIVITIES:
Payment into time deposits	(1,000)	—	(20,000)	(10,748)
Decrease in time deposit	—	—	20,000	—
Purchase of property and equipment	(4,683)	(6,799)	(7,513)	(50,338)
Purchase of other assets	(2,186)	(4,864)	(4,181)	(23,499)
Purchase of investment securities	(619)	(2,116)	(8,836)	(6,654)
Proceeds from sales of investment securities	200	1,036	30	2,147
Proceeds from sales of investments in associated companies	—	1,300	204	—
Payment for purchase of newly consolidated subsidiaries’ stocks	(40)	(43,110)	(356)	(431)
Payment for additional investments in subsidiaries	(1,115)	(697)	—	(11,982)
Other—net	2,086	1,303	3,670	22,432

Net cash used in investing activities	(7,357)	(53,947)	(16,982)	(79,073)

FINANCING ACTIVITIES:
Proceeds from short-term bank loan	—	20,020	—	—
Repayment of short-term bank loan	(440)	(20,020)	(120)	(4,729)
Repayment of long-term debt	(20,000)	(20,000)	(20,000)	(214,961)
Dividends paid	(7,519)	(6,256)	(5,805)	(80,819)
Purchase of treasury stock	(3,068)	(82,001)	—	(32,977)
Other—net	(354)	(1,666)	(267)	(3,804)

Net cash used in financing activities	(31,381)	(109,923)	(26,192)	(337,290)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS—(Forward)	¥101,357	¥(76,065)	¥38,320	$1,089,394

(Continued)

Yahoo Japan Corporation and Consolidated Subsidiaries

Consolidated Statements of Cash Flows

Years Ended March 31, 2010, 2009 and 2008

	Millions of Yen			Thousands of U.S. Dollars (Note 1)
	2010	2009	2008	2010

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS—(Forward)	¥101,357	¥(76,065)	¥38,320	$1,089,394

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	36,996	113,027	75,212	397,639

INCREASE IN CASH AND CASH EQUIVALENTS DUE TO ADDITION OF CONSOLIDATED SUBSIDIARIES	—	34	—	—

DECREASE IN CASH AND CASH EQUIVALENTS DUE TO DECONSOLIDATION OF SUBSIDIARIES	(115)	—	(505)	(1,240)

CASH AND CASH EQUIVALENTS, END OF YEAR	¥138,238	¥36,996	¥113,027	$1,485,793

ADDITIONAL CASH FLOW INFORMATION:
Current assets	¥(147)	¥—	¥(6,905)	$(1,584)
Non-current assets	(128)	—	(1,173)	(1,378)
Goodwill	(398)	—	(1,448)	(4,279)
Current liabilities	673	—	7,293	7,241

Acquisition costs	0	—	(2,233)	0
Cash and cash equivalents acquired	3	—	4,588	32

Proceeds from purchase of newly consolidated subsidiaries’ stocks (included in “Other” of investing activities)	¥3	¥—	¥2,355	$32

Current assets	¥(490)	¥(40,753)	¥(154)	$(5,263)
Non-current assets	—	(17,450)	(2)	—
Goodwill	(280)	(4,073)	(436)	(3,017)
Current liabilities	1	5,485	24	13
Non-current liabilities	—	234	—	—
Minority interests	239	57	77	2,573

Acquisition costs	(530)	(56,500)	(491)	(5,694)
Cash and cash equivalents acquired	490	13,390	135	5,263

Payment for purchase of newly consolidated subsidiaries’ stocks	¥(40)	¥(43,110)	¥(356)	$(431)

See notes to consolidated financial statements.

(Concluded)

Yahoo Japan Corporation and Consolidated Subsidiaries

Notes to Consolidated Financial Statements

Years Ended March 31, 2010, 2009 and 2008

1.	NATURE OF OPERATIONS AND BASIS OF PRESENTING CONSOLIDATED FINANCIAL STATEMENTS

Yahoo Japan Corporation (the “Company”) was incorporated in Japan in 1996. The overwhelming leader in the Internet market in Japan, the Company classifies its services into three segments: (1) advertising, (2) business services and (3) personal services.

The accompanying consolidated financial statements have been prepared in accordance with the provisions set forth in the Japanese Financial Instruments and Exchange Act and its related accounting regulations and in conformity with accounting principles generally accepted in Japan (“Japanese GAAP”), as described in Note 2, which are different in certain respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”) as to application and disclosure requirements. A discussion on the differences between Japanese GAAP and U.S. GAAP is presented under Note 18 of these consolidated financial statements.

In preparing these consolidated financial statements, certain reclassifications and rearrangements have been made to the consolidated financial statements issued domestically in order to present them in a form which is more familiar to readers. In addition, certain reclassifications have been made to the consolidated financial statements for the years ended March 31, 2009 and 2008 to conform to the classifications used in 2010.

The consolidated financial statements are stated in Japanese yen, the currency of the country in which the Company is incorporated and operates. The translations of Japanese yen amounts into U.S. dollar amounts are included solely for the convenience of readers and have been made at the rate of ¥93.04 to $1, the approximate rate of exchange at March 31, 2010. Such translations should not be construed as representations that the Japanese yen amounts could be converted into U.S. dollars at that or any other rate.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.	Consolidation—The accompanying consolidated financial statements as of March 31, 2010 include the accounts of the Company and its 11 (13 in 2009) significant subsidiaries. Under the control or influence concept, those companies in which the Company is able to directly or indirectly exercise control over operations are fully consolidated, and those companies over which the Company and consolidated subsidiaries (collectively, the “Group”) have the ability to exercise significant influence are accounted for by the equity method.

Investments in 11 (18 in 2009) associated companies are accounted for by the equity method. Investments in the remaining eight (eight in 2009) unconsolidated subsidiaries and six (nil in 2009) associated companies are stated at cost. If the equity method of accounting had been applied to the investments in these companies, the effect on the accompanying consolidated financial statements would not have been material.

All significant intercompany balances and transactions have been eliminated in consolidation. All material unrealized profit included in assets resulting from transactions within the Group is eliminated.

For consolidated subsidiaries or associated companies whose closing dates are different from that of the Company, certain adjustments necessary for consolidation have been made.

Since the fiscal year ended March 31, 2009, Yahoo Japan Customer Relations Corporation has been included in the scope of consolidation because of its growing significance to the consolidated financial statements of the Company.

During the fiscal year ended March 31, 2009, the Company acquired majority shareholdings of SOFTBANK IDC Corp. (“SIC”), BBIX Inc., and SOFTBANK IDC SOLUTIONS Corp. (“SISC”). As a result, SIC and BBIX Inc. became consolidated subsidiaries of the Company.

During the fiscal year ended March 31, 2009, the Company absorbed ALPS MAPPING K.K., Brainer.jp (“Brainer”), and SISC through mergers.

During the fiscal year ended March 31, 2010, the Company acquired majority shareholdings of GyaO CORPORATION (“GyaO”) and Yura, Inc. (“Yura”). As a result, GyaO and Yura became consolidated subsidiaries of the Company.

During the fiscal year ended March 31, 2010, the Company absorbed its wholly owned subsidiaries, Yura and Overture K.K. through mergers.

Equity in losses of associated companies for the year ended March 31, 2009 includes devaluation losses of equity interests due to declines in the market value of ValueCommerce Co., Ltd., a listed associated company. For the years ended March 31, 2010, 2009 and 2008, such devaluation losses included in the equity in losses of associated companies were Nil, ¥529 million and ¥3,690 million, respectively.

b.	Cash Equivalents—Cash equivalents are short-term investments that are readily convertible into cash and exposed to insignificant risk of changes in value. Cash equivalents include time deposits, all of which mature or become due within three months of the date of acquisition.

c.	Inventories—Inventories are stated at the lower of cost, determined principally by the specific identification method for merchandise, work in process, and supplies, and by the first-in, first-out method for finished goods, or net selling value.

Prior to April 1, 2008, inventories had been stated at cost, determined principally by the specific identification method. On July 5, 2006, the Accounting Standards Board of Japan (the “ASBJ”) issued ASBJ Statement No. 9, “Accounting Standard for Measurement of Inventories,” which is effective for fiscal years beginning on or after April 1, 2008 with early adoption permitted. This standard requires that inventories held for sale in the ordinary course of business be measured at the lower of cost or net selling value, which is defined as the selling price less additional estimated manufacturing costs and estimated direct selling expenses.

The Group adopted the new accounting standard for measurement of inventories as of April 1, 2008. The effect of adopting this accounting standard did not have any effect on the accompanying consolidated financial statements.

d.	Property and Equipment—Property and equipment are stated at cost. Depreciation is computed by using the declining-balance method whereas the straight-line method is applied to fixed assets related to data center.

e.	Long-lived Assets—The Group reviews its long-lived assets for impairment whenever events or changes in circumstance indicate the carrying amount of an asset or asset group may not be recoverable. An impairment loss is recognized if the carrying amount of an asset or asset group exceeds the sum of the undiscounted future cash flows expected to result from the continued use and eventual disposition of the asset or asset group. The impairment loss is measured as the amount by which the carrying amount of the asset exceeds its recoverable amount, which is the higher of the discounted cash flows from the continued use and eventual disposition of the asset or the net selling price at disposition.

As a result of reviewing the Group’s long-lived assets for impairment as of March 31, 2010, the Group recognized an impairment loss of ¥1,470 million ($15,800 thousand) for the following assets:

	Millions of Yen	Thousands of U.S. Dollars

Operating assets:
Furniture and fixtures	¥17	$181
Software	268	2,881
Long-term prepaid expenses	4	42
Leased assets	284	3,050
Removal costs and other	99	1,070

Subtotal	672	7,224

Goodwill	798	8,576

Total	¥1,470	$15,800

Operating assets other than the leased assets in the above table were written down to zero because the Company decided to dispose of them. Because finance lease contracts of the above leased assets were entered into before April 1, 2008 and had been accounted for as operating lease, the Group recorded allowances for impairment loss on leased assets. Goodwill originally recognized at the merger of Brainer was written down because the business plan established at the time of the merger was not expected to achieve forecasted earnings. No impairment loss was recorded for the years ended March 31, 2009 and 2008.

f.	Marketable and Investment Securities—Marketable and investment securities are classified and accounted for, depending on management’s intent, as follows: (1) trading securities, which are held for the purpose of earning capital gains in the near term, are reported at fair value, and the related unrealized gains and losses are included in earnings; (2) held-to-maturity debt securities, which are expected to be held to maturity with the positive intent and ability to hold to maturity, are reported at amortized cost; and (3) available-for-sale securities, which are not classified as either of the aforementioned securities, are reported at fair value, with unrealized gains and losses, net of applicable taxes, reported as a separate component of equity.

Non-marketable available-for-sale securities are stated at cost determined by the moving-average method. For other than temporary declines in fair value, investment securities are reduced to net realizable value and charged to income.

g.	Investments in Limited Partnerships and Others—Investments in limited partnerships and others consist primarily of the Company’s contributed capital in investment partnerships. The investments in these partnerships are accounted for by the equity method on the Company’s consolidated balance sheets and statements of income.

h.	Goodwill—Goodwill represents the excess of the costs of acquiring a company over the fair value of the acquired company’s net assets. If there is excess fair value over the cost, such differences are stated as negative goodwill. Goodwill and negative goodwill are amortized on a straight-line basis over an estimated period. When such period cannot be estimated reliably, goodwill or negative goodwill is amortized over five years. Immaterial goodwill is immediately charged to income as incurred.

Lump-sum amortization of goodwill in other expenses is recognized in accordance with Article 32 in Statement No. 7, “Guideline for Consolidation Procedures”, issued by the Accounting Standards Committee. The Company recognized Nil, ¥479 million and ¥1,827 million as lump-sum amortization of goodwill for the years ended March 31, 2010, 2009 and 2008, respectively, that were related to the goodwill of two subsidiaries, namely, NewsWatch Inc. (“NewsWatch”) for 2009 and Yahoo Japan Value Insight Corporation (“Value Insight”) for 2008.

i.	Allowance for Doubtful Accounts—The allowance for doubtful accounts is stated in amounts considered to be appropriate based on the Group’s past credit loss experience and an evaluation of potential losses in the receivables outstanding.

j.	Provision for Yahoo! Points—The Yahoo! Points system was established as a sales promotion whereby shopping points are awarded to the users of Yahoo! JAPAN redeemable against purchases made via Yahoo! Shopping and other services. The Company provides for future exercise of these points based on the number of unredeemed points held by users as of the balance sheet date.

k.	Employees’ Retirement Benefits—The Company and certain subsidiaries primarily participate in defined contribution pension plans, since the transfer of the previous defined benefit pension plans in July 2000, following the enactment of the Act for Defined Contribution Pension. In addition, the Company and certain consolidated subsidiaries participate in two multi-employer contributory defined benefit welfare pension plans (the “welfare pension plans”) covering their employees.

Contributions made by the Company and its consolidated subsidiaries to the welfare pension plans are expensed when paid because the plan assets attributable to each participant cannot be reasonably determined. The participation ratios for the years ended March 31, 2010 and 2009 were 4.4% and 3.4%, respectively, for the welfare pension plan in which the Company and three subsidiaries participate (“Plan A”) and 0.3% and 0.2%, respectively, for the welfare pension plan in which one subsidiary participates (“Plan B”), based on the number of employees.

The fair value of the welfare pension plans’ entire assets and actuarial pension liabilities as of March 31, 2010 and 2009 were as follows:

Plan A (Participation ratios in 2010 and 2009 of 4.4% and 3.4%, respectively)

	Millions of Yen		Thousands of U.S. Dollars
	2010	2009	2010
Fair value of all plan assets	¥127,937	¥145,958	$1,375,078
Actuarial pension liabilities	(155,637)	(140,968)	(1,672,795)

Difference	¥(27,700)	¥4,990	$(297,717)

Plan B (Participation ratios in 2010 and 2009 of 0.3% and 0.2%, respectively)

	Millions of Yen		Thousands of U.S. Dollars
	2010	2009	2010
Fair value of all plan assets	¥165,146	¥194,287	$1,775,002
Actuarial pension liabilities	(203,202)	(226,156)	(2,184,033)

Difference	¥(38,056)	¥(31,869)	$(409,031)

The major components of the differences between the aggregate plan assets and liabilities as of March 31, 2010 and 2009 were as follows:

Plan A (The participation ratio in 2010 and 2009 were 4.4% and 3.4%)

	Millions of Yen		Thousands of U.S. Dollars
	2010	2009	2010
Other reserve	¥19,539	¥12,896	$210,012
Adjustment for valuation of assets	(19,343)	(13,767)	(207,899)
Retained earnings	—	5,861	—
Accumulated deficit	(27,896)	—	(299,830)

Total	¥(27,700)	¥4,990	$(297,717)

Plan B (Participation ratios in 2010 and 2009 of 0.3% and 0.2%, respectively)

	Millions of Yen		Thousands of U.S. Dollars
	2010	2009	2010
Accumulated unfunded portion	¥(16,588)	¥(8,603)	$(178,288)
Unamortized obligations	(21,468)	(23,266)	(230,743)

Total	¥(38,056)	¥(31,869)	$(409,031)

Prior service cost is amortized over 20 years by using the straight-line method under both of the welfare pension plans.

The total contributions to the defined contribution pension plans and the welfare pension plans recognized as net periodic benefit cost for the years ended March 31, 2010, 2009 and 2008 were ¥906 million ($9,736 thousand), ¥822 million and ¥627 million, respectively.

l.	Bonuses to Directors and Corporate Auditors—Bonuses to directors and corporate auditors are accrued at the end of the year to which such bonuses are attributable.

m.	Stock Options—Statement No. 8, “Accounting Standard for Stock Options” and related guidance issued by ASBJ are applicable to stock options granted on or after May 1, 2006. This standard requires companies to recognize compensation expense for employee stock options based on the fair value at the grant date and over the vesting period as consideration for receiving goods or services. The standard also requires companies to account for stock options granted to non-employees based on the fair value of either the stock option or the goods or services received. Included in the balance sheet as a separate component of equity, the stock option is presented as a stock acquisition right until exercised. The standard allows unlisted companies to measure options at their intrinsic value if fair value cannot be estimated reliably. The Group has applied this standard to stock options granted on or after May 1, 2006.

n.	Research and Development Costs—Research and development costs are charged to income as incurred. Research and development costs charged to income for the years ended March 31, 2010, 2009 and 2008 were ¥187 million ($2,012 thousand), ¥302 million and ¥247 million, respectively.

o.	Leases—In March 2007, the ASBJ issued ASBJ Statement No. 13, “Accounting Standard for Lease Transactions”, which revised the previous accounting standard for lease transactions issued in June 1993. The revised accounting standard for lease transactions was effective for fiscal years beginning on or after April 1, 2008.

Under the previous accounting standard, finance leases that were deemed to transfer ownership of the leased property to the lessee were capitalized; however, other finance leases were permitted to be accounted for as operating lease transactions if certain “as if capitalized” information was disclosed in the notes to the lessee’s financial statements. The revised accounting standard requires that all finance lease transactions be capitalized recognizing lease assets and lease obligations in the balance sheet. In addition, the revised accounting standard permits leases which existed at the transition date and did not transfer ownership of the leased property to the lessee to continue to be accounted for as operating lease transactions.

The Group adopted this revised accounting standard as of April 1, 2008, applying the permission discussed above to leases which existed at the transition date and do not transfer ownership of the leased property to the lessee. This accounting change did not have a material effect on the accompanying consolidated statement of income for the year ended March 31, 2009.

The Group leases certain computer equipment, software, office equipment and vehicles. Leased assets for which the initiation date of lease is on or after April 1, 2008 are included in property and equipment or other assets in the consolidated balance sheets. Depreciation of leased assets is computed by the straight-line method over the leasing period with no residual value.

p.	Income Taxes—The provision for income taxes is computed based on the pretax income included in the consolidated statements of income. The asset and liability approach is used to recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Deferred taxes are determined by applying currently enacted tax laws to the temporary differences.

q.	Foreign Currency Translations—All short-term and long-term monetary receivables and payables denominated in foreign currencies are translated into Japanese yen at the exchange rates at the balance sheet date. Foreign exchange translation gains and losses are recognized in the consolidated statements of income to the extent that they are not hedged by forward exchange contracts.

r.	Derivative Financial Instruments—The Company uses a variety of derivative financial instruments, including foreign currency forward contracts and foreign currency option contracts, as a means of hedging exposure to foreign exchange risks. The Company does not hold or issue derivatives for trading or speculative purposes.

Derivative financial instruments and foreign currency transactions are classified and accounted for as follows: (a) all derivatives are recognized as either assets or liabilities and measured at fair value, and gains or losses on derivative transactions are recognized in the consolidated statements of income; and (b) if derivatives used for hedging purposes qualify for hedge accounting because of high correlation and effectiveness between the hedging instruments and the hedged items, gains or losses on such derivatives are deferred until maturity of the hedged transactions.

If foreign currency forward contracts and foreign currency option contracts qualify for hedge accounting and meet specific matching criteria, assets and liabilities denominated in foreign currencies are translated at the contract rates and no gains or losses on derivative transactions are recognized.

s.	Per Share Information—Basic net income per share is computed by dividing net income available to common shareholders by the weighted-average number of common shares outstanding for the period, retroactively adjusted for stock splits.

Diluted net income per share reflects the potential dilution that could occur if securities were exercised or converted into common stock. Diluted net income per share of common stock assumes full conversion of the outstanding convertible notes and bonds at the beginning of the year (or at the time of issuance, if later) with an applicable adjustment for related interest expense, net of tax, and full exercise of outstanding warrants.

Cash dividends per share presented in the accompanying consolidated statements of income are dividends applicable to the respective years including dividends to be paid after the end of the year, retroactively adjusted for stock splits.

t.	New Accounting Pronouncements

Business Combinations—In December 2008, the ASBJ issued a revised accounting standard for business combinations, ASBJ Statement No. 21, “Accounting Standard for Business Combinations”. Major accounting changes under the revised accounting standard are as follows:

(1)	The existing accounting standard for business combinations allows companies to apply the pooling of interests method of accounting when certain specific criteria are met such that the business combination is essentially regarded as a uniting-of-interests. The revised standard requires accounting for such business combination by the purchase method and the pooling of interests method of accounting is no longer allowed.

(2)	Under the existing accounting standard, in-process research and development is charged to income as incurred. Under the revised standard, in-process research and development acquired in the business combination is capitalized as an intangible asset.

(3)	Under the existing accounting standard, a bargain purchase gain (negative goodwill) is systematically amortized within 20 years. Under the revised standard, the acquirer recognizes a bargain purchase gain in profit or loss on the acquisition date after reassessing whether it has correctly identified all of the assets acquired and all of the liabilities assumed.

This standard is applicable to business combinations undertaken on or after April 1, 2010 with early adoption permitted for fiscal years beginning on or after April 1, 2009.

Asset Retirement Obligations—In March 2008, the ASBJ published a new accounting standard for asset retirement obligations, ASBJ Statement No. 18 “Accounting Standard for Asset Retirement Obligations” and ASBJ Guidance No. 21 “Guidance on Accounting Standard for Asset Retirement Obligations”. Under this accounting standard, an asset retirement obligation is defined as a legal obligation imposed either by law or contract that results from the acquisition, construction, development, and the normal operation of a tangible fixed asset and is associated with the retirement of such tangible fixed asset.

The asset retirement obligation is recognized as the sum of the discounted cash flows required for the future asset retirement and is recorded in the period in which the obligation is incurred if it is reasonably estimable. If the asset retirement obligation cannot be reasonably estimated in the period that the asset retirement obligation is incurred, such obligation should be recognized as a liability in the period when it becomes reasonably estimated. Upon initial recognition of a liability for an asset retirement obligation, an asset retirement cost is capitalized by increasing the carrying amount of the related fixed asset by the amount of the liability. The asset retirement cost is subsequently expensed through depreciation over the remaining useful life of the asset. Over time, the liability is accreted to its present value in each period. Any subsequent revisions to the timing or the amount of the original estimate of undiscounted cash flows are reflected as an increase or a decrease in the carrying amount of the liability and the capitalized amount of the related asset retirement cost. This standard is effective for fiscal years beginning on or after April 1, 2010 with early adoption permitted for fiscal years beginning on or before March 31, 2010.

Segment Information Disclosures—In March 2008, the ASBJ revised ASBJ Statement No. 17 “Accounting Standard for Segment Information Disclosures” and issued ASBJ Guidance No. 20 “Guidance on Accounting Standard for Segment Information Disclosures”. Under the standard and guidance, an entity is required to report financial and descriptive information about its reportable segments. Reportable segments are operating segments or aggregations of operating segments that meet specified criteria. Operating segments are components of an entity about which separate financial information is available and such information is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances. Generally, segment information is required to be reported on the same basis as is used internally for evaluating operating segment performances and deciding how to allocate resources to operating segments. This accounting standard and the guidance are applicable to segment information disclosures for the fiscal years beginning on or after April 1, 2010.

Accounting Changes and Error Corrections—In December 2009, ASBJ issued the ASBJ Statement No. 24 “Accounting Standard for Accounting Changes and Error Corrections” and ASBJ Guidance No. 24 “Guidance on Accounting Standard for Accounting Changes and Error Corrections”. Accounting treatments under this standard and guidance are as follows:

(1)	Changes in accounting policies

When a new accounting policy is applied by a revision of accounting standards, a new policy is applied retroactively unless the revised accounting standards include specific transitional provisions. When the revised accounting standards include specific transitional provisions, an entity shall comply with the specific transitional provisions.

(2)	Changes in presentations

When the presentation of financial statements is changed, prior-period financial statements are reclassified in accordance with the new presentation.

(3)	Changes in accounting estimates

A change in an accounting estimate is accounted for in the period of the change if the change affects that period only, and is accounted for prospectively if the change affects both the period of the change and future periods.

(4)	Corrections of prior-period errors

When an error in prior-period financial statements is discovered, those statements are restated.

This accounting standard and the guidance are applicable to accounting changes and corrections of prior-period errors which are made from the beginning of the fiscal year that begins on or after April 1, 2011.

Presentation of Comprehensive Income—In June 2010, the ASBJ published a new accounting standard for presentation of comprehensive income, ASBJ Statement No. 25 “Accounting Standard for Presentation of Comprehensive Income”. This standard introduces a concept of comprehensive income and other comprehensive income. Comprehensive income is defined as changes in equity of an entity other than those arising from direct transactions with shareholders for a period. Other comprehensive income is an amount of difference between comprehensive income and net income for a period. An entity is required to present comprehensive income in a separate statement from income statement, including total amount of net income and components of other comprehensive income, or a statement, including components of net income and other comprehensive income. Components of other comprehensive income include unrealized gain or loss on available-for-sale securities, unrealized gain or loss on derivative financial instruments, translation adjustments. Such components are required to be presented as a net-of-tax amount or a pre-tax amount with aggregate tax effects of other comprehensive income. An entity is also required to disclose a tax effect by each component of other comprehensive income and reclassification from accumulated other comprehensive income to net income in notes to financial statements. This standard is effective for fiscal years ending on or after March 31, 2011 with early adoption permitted for fiscal years ending on or after September 30, 2010, except for footnote disclosure items which are effective for fiscal years on or after March 31, 2012.

3.	ACCOUNTING CHANGE

Prior to April 1, 2008, traffic acquisition costs paid to business partners such as companies who operate websites were recognized as cost of sales, whereas commissions paid to sales agents were recognized as selling expenses. In conjunction with its Open Strategy aimed at diversifying revenue sources by expanding business opportunities via business partners’ websites, the Company reviewed positions and risks among the involved parties, namely, the Company, business partners and sales agents. As a result, the Company decided to change the accounting treatment for such payments from costs and expenses to deductions from sales. The Company believes that the new accounting treatment more reasonably reflects the structure of its business and relationships among involved parties.

For the years ended March 31, 2010 and 2009, the effect of changing the accounting treatment decreased net sales by ¥35,663 million ($383,307 thousand) and ¥30,192 million, cost of sales by ¥22,556 million ($242,427 thousand) and ¥17,051 million, selling, general and administrative expenses by ¥13,107 million ($140,880 thousand) and ¥13,141 million, and gross profit by ¥13,107 million ($140,880 thousand) and ¥13,141 million, respectively. The change did not have any effect on operating income, income before income taxes and minority interests and net income.

The consolidated statement of income for the year ended March 31, 2008 is presented in accordance with the previous accounting treatment since such accounting change does not require a retroactive adjustment to the prior-year financial statements under Japanese GAAP.

4.	INVENTORIES

Inventories at March 31, 2010 and 2009 consisted of the following:

	Millions of Yen		Thousands of U.S. Dollars
	2010	2009	2010
Merchandise and finished goods	¥24	¥30	$256
Work in process	42	32	446
Supplies	136	196	1,466

Total	¥202	¥258	$2,168

5.	FINANCIAL INSTRUMENTS AND RELATED DISCLOSURES

On March 10, 2008, the ASBJ revised ASBJ Statement No. 10 “Accounting Standard for Financial Instruments” and issued ASBJ Guidance No. 19 “Guidance on Accounting Standard for Financial Instruments and Related Disclosures”. This accounting standard and the guidance are applicable to financial instruments and related disclosures at the end of the fiscal years ending on or after March 31, 2010 with early adoption permitted. The Group applied the revised accounting standard and the new guidance effective March 31, 2010.

(1)	Group Policy for Financial Instruments

Basically, the Group’s use of its funds is limited to high-liquidity and low-risk investments which mature within a year. As to fund-raising, the Group finances by bank loans for which repayment periods are decided after considering the market environment and long-term and short-term balances. Derivatives are used only for the purpose of hedging exposure to foreign exchange risks. The Group does not hold or issue derivatives for trading or speculative purposes.

(2)	Nature, Risks Arising from Financial Instruments, and Risk Management

Accounts receivable are subject to the credit risks of customers. The Group controls these risks by reviewing outstanding balances and due dates of each customer in accordance with internal rules for controlling receivables.

Most investment securities are related to capital and/or operating alliances with business partners, and are subject to market value volatility risks. In order to control these risks, fair value and financial condition of the investee are periodically reviewed and reported to the Board of Directors in accordance with internal rules for using funds.

Accounts payable, other payables, and accruals are payable within a year. Certain payables denominated in foreign currencies are subject to foreign exchange risks. The Group uses foreign currency forward contracts to hedge these risks.

Bank loans and lease obligations are financed for working capital use and capital investment use, and are subject to liquidity risks of default. To control these risks, the Group’s Administrative Department prepares and updates cash-flow plans and maintains appropriate amounts of ready liquidity.

Regarding derivative instruments which are subject to foreign exchange risks, the Company uses foreign currency forward contracts to hedge the risks. Derivative transactions entered into by the Group are made and controlled in accordance with internal rules for controlling market risks, and are periodically reported to the Board of Directors. The hedging activity of the Group is based on internal policies which regulate the authorization and credit limit amount. Effectiveness of hedging transactions is measured mainly by ratio analysis before entering into contracts and in subsequent review.

Fair values of financial instruments are based on quoted prices in active markets. If quoted price is not available, other rational valuation techniques are used instead. Such valuation techniques include certain assumptions. Results may differ if different assumptions are used in the valuation.

The contract amounts for derivatives listed in Note 12 do not represent volume of underlying market risks of the derivative transactions.

Financial instruments whose fair value is readily determinable as of March 31, 2010 are as follows:

	Millions of Yen
	2010
	Carrying Amount	Fair Value	Unrealized Gain/Loss

Assets:
(1) Cash and cash equivalents	¥138,238	¥138,238	¥—
(2) Trade accounts receivable	36,689	36,689	—
(3) Other receivables	1,510	1,510	—
(4) Investment in unconsolidated subsidiaries and associated companies	5,097	6,428	1,331
(5) Investment securities	6,247	6,247	—

Total	¥187,781	¥189,112	¥1,331

Liabilities:
(6) Current portion of long-term debt	¥10,000	¥10,000	¥—
(7) Trade accounts payable	7,502	7,502	—
(8) Other payables	13,099	13,099	—
(9) Income taxes payable	47,108	47,108	—

Total	¥77,709	¥77,709	¥—

(10) Derivative instruments under hedge accounting	¥44	¥44	¥—

	Thousands of U.S. Dollars
	2010
	Carrying Amount	Fair Value	Unrealized Gain/Loss

Assets:
(1) Cash and cash equivalents	$1,485,793	$1,485,793	$—
(2) Trade accounts receivable	394,339	394,339	—
(3) Other receivables	16,229	16,229	—
(4) Investment in unconsolidated subsidiaries and associated companies	54,786	69,086	14,300
(5) Investment securities	67,143	67,143	—

Total	$2,018,290	$2,032,590	$14,300

Liabilities:
(6) Current portion of long-term debt	$107,481	$107,481	$—
(7) Trade accounts payable	80,633	80,633	—
(8) Other payables	140,792	140,792	—
(9) Income taxes payable	506,318	506,318	—

Total	$835,224	$835,224	$—

(10) Derivative instruments under hedge accounting	$468	$468	$—

Notes:

(1), (2), (3), (6), (7), (8), and (9)—As these items are settled within one year and have fair values approximately equal to the carrying amounts, they are stated at the carrying amounts. Accounts receivable and other receivables are stated after deducting allowance for doubtful accounts.

(4) and (5)—Fair value of these investments is stated at market price. Fair value information categorized by holding purpose of investment securities is discussed in Note 6.

(10)—Receivables and payables arising from derivative transactions are stated at net amount. Detailed information about derivatives is discussed in Note 12.

Financial instruments which do not have quoted market prices and whose fair value is not reliably determinable are not included in the table above. Such financial instruments as of March 31, 2010 are as follows:

	Carrying Amount
	Millions of Yen	Thousands of U.S. Dollars
	2010	2010
Investment securities	¥146,897	$1,578,857
Investments in unconsolidated subsidiaries and associated companies	1,752	18,831

Total	¥148,649	$1,597,688

Detailed information about investment securities is discussed in Note 6.

Maturity analysis for financial assets as of March 31, 2010 is as follows:

	Due within One Year
	Millions of Yen	Thousands of U.S. Dollars
	2010	2010
Cash and cash equivalents	¥138,238	$1,485,793
Trade accounts receivable	37,391	401,882
Other receivables	1,511	16,241

Total	¥177,140	$1,903,916

Annual maturities of obligations under finance leases are discussed in Note 11.

6.	INVESTMENT SECURITIES

Investment securities as of March 31, 2010 and 2009 consisted of the following:

	Millions of Yen		Thousands of U.S. Dollars
	2010	2009	2010
Non-current:
Marketable equity securities	¥6,247	¥3,741	$67,143
Non-marketable equity securities	146,892	146,845	1,578,801
Investments in limited partnerships and similar investments	5	7	56

Total	¥153,144	¥150,593	$1,646,000

The carrying amounts and aggregate fair value of investment securities at March 31, 2010 and 2009 were as follows:

	Millions of Yen
March 31, 2010	Cost	Unrealized Gains	Unrealized Losses	Fair Value
Securities classified as available-for-sale—Equity securities	¥2,891	¥3,440	¥84	¥6,247

March 31, 2009
Securities classified as available-for-sale—Equity securities	¥3,357	¥410	¥26	¥3,741

	Thousands of U.S. Dollars
March 31, 2010	Cost	Unrealized Gains	Unrealized Losses	Fair Value
Securities classified as available-for-sale—Equity securities	$31,074	$36,972	$903	$67,143

Available-for-sale securities whose fair value is not readily determinable as of March 31, 2010 and 2009 were as follows:

	Carrying Amount
	Millions of Yen		Thousands of U.S. Dollars
	2010	2009	2010
Available-for-sale:
Equity securities—unlisted preferred stocks	¥120,000	¥120,000	$1,289,768
Equity securities—unlisted common stocks	26,892	26,845	289,033
Investments in limited investment partnerships and others	5	7	56

Total	¥146,897	¥146,852	$1,578,857

For unlisted equity securities held for one year or more, the Group periodically compares acquisition cost per share to investee’s most recent net assets per share. If net assets per share decline to 50% or less of acquisition cost per share, the Group recognizes a loss on write-down of investment securities after considering future recoverability. Losses on write-down of such investment securities for the years ended March 31, 2010, 2009 and 2008 were ¥721 million ($7,751 thousand), ¥61 million and ¥454 million, respectively.

Proceeds from sales of available-for-sale securities for the years ended March 31, 2010, 2009 and 2008 were ¥94 million ($1,005 thousand), ¥1,036 million and ¥30 million, respectively. Gross realized losses on these sales, computed on the moving average cost basis for the year ended March 31, 2010 and 2009 were ¥101 million ($1,082 thousand) and ¥716 million, respectively, whereas no gains were recognized for the year ended March 31, 2010 and 2009. Gross realized gains and losses for the year ended March 31, 2008 were immaterial (less than ¥1 million).

If market value declines to 50% or less of carrying amount, the carrying amount of the investment security is written down to the market value unless it is considered clearly recoverable. If market value declines to the range from 50% to 70% of carrying amount, the carrying amount of the investment security is written down to the amount considered to be appropriate based on its materiality and recoverability. Losses on write-down of available-for-sale securities for the years ended March 31, 2010, 2009 and 2008 were ¥352 million ($3,779 thousand), ¥3,677 million and Nil, respectively.

As of March 31, 2010, the Company had pledged ¥500 million ($5,374 thousand) of investment securities as collateral to guarantee bank loans of a company in which the Company invests.

7.	LONG-TERM DEBT

Long-term debt at March 31, 2010 and 2009 consisted of the following:

	Millions of Yen		Thousands of U.S. Dollars
	2010	2009	2010
Unsecured syndicated loan from banks and other financial institutions, due serially to 2011 with variable interest rate	¥10,000	¥30,000	$107,481
Less current portion	(10,000)	(20,000)	(107,481)

Long-term debt, less current portion	¥—	¥10,000	$—

The variable interest rate applicable to the syndicated loan above is imputed at the TIBOR (Tokyo Inter-Bank Offered Rate) plus 0.3% at the calculation date defined in the loan agreement.

8.	EQUITY

Japanese companies are subject to the Companies Act of Japan (the “Companies Act”). The significant provisions in the Companies Act that affect financial and accounting matters are summarized below:

a.	Dividends

Under the Companies Act, companies can pay dividends at any time during the fiscal year in addition to the year-end dividend upon resolution at the shareholders meeting. For companies that meet certain criteria such as; (1) having a Board of Directors, (2) having independent auditors, (3) having a Board of Corporate Auditors, and (4) the term of service of the directors is prescribed as one year rather than two years of normal term by its articles of incorporation, the Board of Directors may declare dividends (except for dividends-in-kind) at any time during the fiscal year if the company has prescribed so in its articles of incorporation. The Company meets all the above criteria. The Companies Act permits companies to distribute dividends-in-kind (non-cash assets) to shareholders subject to a certain limitation and additional requirements. Semiannual interim dividends may also be paid once a year upon resolution by the Board of Directors if the articles of incorporation of the company so stipulate. The Companies Act provides certain limitations on the amounts available for dividends or the purchase of treasury stock. The limitation is defined as the amount available for distribution to the shareholders, but the amount of net assets after dividends must be maintained at no less than ¥3 million.

b.	Increases/Decreases and Transfer of Common Stock, Reserve and Surplus

The Companies Act requires that an amount equal to 10% of dividends be appropriated as a legal reserve (a component of retained earnings) or as additional paid-in capital (a component of capital surplus) depending on the equity account charged upon the payment of such dividends until the total aggregate amount of legal reserve and additional paid-in capital equals 25% of the common stock. Under the Companies Act, the total amount of additional paid-in capital and legal reserve may be reversed without limitation. The Companies Act also provides that common stock, legal reserve, additional paid-in capital, other capital surplus and retained earnings can be transferred among the accounts under certain conditions upon resolution of the shareholders.

c.	Treasury Stock and Treasury Stock Acquisition Rights

The Companies Act also provides for companies to purchase treasury stock and retire such treasury stock by resolution of the Board of Directors. The amount of treasury stock purchased cannot exceed the amount available for distribution to the shareholders which is determined by specific formula. Under the Companies Act, stock acquisition rights are presented as a separate component of equity. The Companies Act also provides that companies can purchase both treasury stock acquisition rights and treasury stock. Such treasury stock acquisition rights are presented as a separate component of equity or deducted directly from stock acquisition rights.

During the fiscal year ended March 31, 2009, the Company acquired and subsequently retired 2,401,572.64 shares of its treasury stock via market by a trust.

9.	STOCK OPTION

Stock options outstanding during the year ended March 31, 2010 are as follows:

The Company

Stock Option	Persons Granted	Number of Options Granted	Date of Grant	Exercise Price	Exercise Period
2000 Stock Option (1)	20 employees	57,344 shares	2000.1.31	¥51,270 ($551.1)	From January 22, 2002 to January 21, 2010

2000 Stock Option (2)	7 employees	11,264 shares	2000.6.27	¥38,086 ($409.4)	From June 17, 2002 to June 16, 2010

2000 Stock Option (3)	3 directors 84 employees	148,992 shares	2000.12.18	¥19,416 ($208.7)	From December 9, 2002 to December 8, 2010

2001 Stock Option (1)	3 directors 72 employees	108,544 shares	2001.6.29	¥9,559 ($102.7)	From June 21, 2003 to June 20, 2011

2001 Stock Option (2)	3 directors 72 employees	112,640 shares	2001.12.18	¥8,497 ($91.3)	From December 8, 2003 to December 7, 2011

2002 Stock Option (1)	2 directors 65 employees	47,616 shares	2002.7.29	¥10,196 ($109.6)	From June 21, 2004 to June 20, 2012

2002 Stock Option (2)	19 employees	5,888 shares	2002.11.20	¥11,375 ($122.3)	From November 21, 2004 to June 20, 2012

2003 Stock Option (1)	5 directors 83 employees	19,840 shares	2003.7.25	¥33,438 ($359.4)	From June 21, 2005 to June 20, 2013

2003 Stock Option (2)	43 employees	2,464 shares	2003.11.4	¥51,478 ($553.3)	From November 5, 2005 to June 20, 2013

2003 Stock Option (3)	38 employees	2,400 shares	2004.1.29	¥47,813 ($513.9)	From January 30, 2006 to June 20, 2013

2003 Stock Option (4)	41 employees	1,168 shares	2004.5.13	¥78,512 ($843.9)	From May 14, 2006 to June 20, 2013

2004 Stock Option (1)	5 directors 131 employees	9,856 shares	2004.7.29	¥65,290 ($701.7)	From June 18, 2006 to June 17, 2014

2004 Stock Option (2)	46 employees	712 shares	2004.11.1	¥62,488 ($671.6)	From November 2, 2006 to June 17, 2014

2004 Stock Option (3)	29 employees	344 shares	2005.1.28	¥65,375 ($702.7)	From January 29, 2007 to June 17, 2014

2004 Stock Option (4)	42 employees	276 shares	2005.5.12	¥60,563 ($650.9)	From May 13, 2007 to June 17, 2014

2005 Stock Option (1)	5 directors 180 employees	5,716 shares	2005.7.28	¥58,500 ($628.8)	From June 18, 2007 to June 17, 2015

2005 Stock Option (2)	31 employees	234 shares	2005.11.1	¥62,000 ($666.4)	From November 2, 2007 to June 17, 2015

Stock Option	Persons Granted	Number of Options Granted	Date of Grant	Exercise Price	Exercise Period
2005 Stock Option (3)	65 employees	316 shares	2006.1.31	¥79,500 ($854.5)	From February 1, 2008 to June 17, 2015

2005 Stock Option (4)	49 employees	112 shares	2006.5.2	¥67,940 ($730.2)	From May 3, 2008 to June 17, 2015

2006 Stock Option (1)	5 directors 157 employees	8,569 shares	2006.9.6	¥47,198 ($507.3)	From August 24, 2008 to August 23, 2016

2006 Stock Option (2)	49 employees	313 shares	2006.11.6	¥44,774 ($481.2)	From October 24, 2008 to October 23, 2016

2006 Stock Option (3)	62 employees	360 shares	2007.2.7	¥47,495 ($510.5)	From January 25, 2009 to January 24, 2017

2007 Stock Option (1)	66 employees	651 shares	2007.5.8	¥45,500 ($489.0)	From April 25, 2009 to April 24, 2017

2007 Stock Option (2)	5 directors 225 employees	10,000 shares	2007.8.7	¥40,320 ($433.4)	From July 25, 2009 to July 24, 2017

2007 Stock Option (3)	119 employees	766 shares	2007.11.7	¥51,162 ($549.9)	From October 25, 2009 to October 24, 2017

2007 Stock Option (4)	124 employees	817 shares	2008.2.13	¥47,500 ($510.5)	From January 31, 2010 to January 30, 2018

2008 Stock Option (1)	246 employees	2,059 shares	2008.5.9	¥51,781 ($556.5)	From April 26, 2010 to April 25, 2018

2008 Stock Option (2)	5 directors 336 employees	11,750 shares	2008.8.8	¥40,505 ($435.4)	From July 26, 2010 to July 25, 2018

2008 Stock Option (3)	128 employees	407 shares	2008.11.7	¥34,000 ($365.4)	From October 25, 2010 to October 24, 2018

2008 Stock Option (4)	128 employees	350 shares	2009.2.10	¥32,341 ($347.6)	From January 28, 2011 to January 27, 2019

2009 Stock Option (1)	100 employees	890 shares	2009.5.12	¥26,879 ($288.9)	From April 29, 2011 to April 28, 2019

2009 Stock Option (2)	5 directors 454 employees	12,848 shares	2009.8.11	¥30,700 ($330.0)	From July 29, 2011 to July 28, 2019

2009 Stock Option (3)	61 employees	277 shares	2009.11.10	¥28,737 ($308.9)	From October 28, 2011 to October 27, 2019

2009 Stock Option (4)	101 employees	571 shares	2010.2.10	¥32,050 ($344.5)	From January 28, 2012 to January 27, 2020

Notes:	1. Each stock option in the table above will vest in three phases according to the respective vesting conditions and vesting periods. For each stock option, the initiation date of the exercise period, defined as the day after the first vesting date, indicates the first day on which the first part of the option becomes exercisable.
2. The options will be forfeited upon termination of employment even if they were vested.

Consolidated Subsidiaries

Stock Option	Persons Granted	Number of Options Granted	Date of Grant	Exercise Price	Exercise Period

Value Insight

2000 Stock Option (1)	3 directors	300 shares	2000.3.30	¥50,000 ($537.4)	From April 1, 2002 to March 29, 2010

2000 Stock Option (2)	2 directors 18 employees	300 shares	2000.9.20	¥150,000 ($1,612.2)	From October 1, 2002 to September 14, 2010

2001 Stock Option	19 employees	190 shares	2001.4.2	¥400,000 ($4,299.2)	From April 1, 2003 to March 29, 2011

2002 Stock Option	32 employees	92 shares	2002.3.31	¥450,000 ($4,836.6)	From April 1, 2004 to March 21, 2012

2003 Stock Option	3 directors 30 employees	182 shares	2003.3.31	¥450,000 ($4,836.6)	From April 1, 2005 to March 27, 2013

NewsWatch

2004 Stock Option	3 directors 33 employees	3,035 shares	2004.11.26	¥50,000 ($537.4)	From November 27, 2006 to November 26, 2014

2005 Stock Option	6 employees	200 shares	2005.11.18	¥50,000 ($537.4)	From November 27, 2006 to November 26, 2014

Notes:	The stock options of NewsWatch in the table above will vest in three phases according to the respective vesting conditions and vesting periods. For each stock option, the initiation date of the exercise period, defined as the day after the first vesting date, indicates the first day on which the first part of the option becomes exercisable.

The stock option activity is as follows:

The Company

	2000 Stock Option (1)	2000 Stock Option (2)	2000 Stock Option (3)	2001 Stock Option (1)	2001 Stock Option (2)
	(Shares)

Year Ended March 31, 2009

Non-vested
March 31, 2008—Outstanding	—	—	—	—	—
Granted	—	—	—	—	—
Canceled	—	—	—	—	—
Vested	—	—	—	—	—
March 31, 2009—Outstanding	—	—	—	—	—

Vested
March 31, 2008—Outstanding	18,432	2,048	40,744	16,835	21,732
Vested	—	—	—	—	—
Exercised	—	—	(5,810)	(377)	(652)
Canceled	—	—	—	—	—
March 31, 2009—Outstanding	18,432	2,048	34,934	16,458	21,080

Year Ended March 31, 2010

Non-vested
March 31, 2009—Outstanding	—	—	—	—	—
Granted	—	—	—	—	—
Canceled	—	—	—	—	—
Vested	—	—	—	—	—
March 31, 2010—Outstanding	—	—	—	—	—

Vested
March 31, 2009—Outstanding	18,432	2,048	34,934	16,458	21,080
Vested	—	—	—	—	—
Exercised	—	—	(5,238)	(512)	(3,643)
Canceled	(18,432)	—	(512)	—	—
March 31, 2010—Outstanding	—	2,048	29,184	15,946	17,437

Exercise price	¥51,270	¥38,086	¥19,416	¥9,559	¥8,497
	($551.1)	($409.4)	($208.7)	($102.7)	($91.3)
Average stock price at exercise	—	—	¥31,422	¥31,250	¥28,806
	—	—	($337.7)	($335.9)	($309.6)

	2002 Stock Option (1)	2002 Stock Option (2)	2003 Stock Option (1)	2003 Stock Option (2)	2003 Stock Option (3)
	(Shares)

Year Ended March 31, 2009

Non-vested
March 31, 2008—Outstanding	—	—	—	—	—
Granted	—	—	—	—	—
Canceled	—	—	—	—	—
Vested	—	—	—	—	—
March 31, 2009—Outstanding	—	—	—	—	—

Vested
March 31, 2008—Outstanding	19,968	1,280	16,256	1,440	1,216
Vested	—	—	—	—	—
Exercised	(1,792)	(512)	(320)	—	—
Canceled	(256)	—	—	(32)	(160)
March 31, 2009—Outstanding	17,920	768	15,936	1,408	1,056

Year Ended March 31, 2010

Non-vested
March 31, 2009—Outstanding	—	—	—	—	—
Granted	—	—	—	—	—
Canceled	—	—	—	—	—
Vested	—	—	—	—	—
March 31, 2010—Outstanding	—	—	—	—	—

Vested
March 31, 2009—Outstanding	17,920	768	15,936	1,408	1,056
Vested	—	—	—	—	—
Exercised	(1,536)	—	—	—	—
Canceled	—	—	(64)	(64)	—
March 31, 2010—Outstanding	16,384	768	15,872	1,344	1,056

Exercise price	¥10,196	¥11,375	¥33,438	¥51,478	¥47,813
	($109.6)	($122.3)	($359.4)	($553.3)	($513.9)
Average stock price at exercise	¥31,917	—	—	—	—
	($343.0)	—	—	—	—

	2003 Stock Option (4)	2004 Stock Option (1)	2004 Stock Option (2)	2004 Stock Option (3)	2004 Stock Option (4)
	(Shares)

Year Ended March 31, 2009

Non-vested
March 31, 2008—Outstanding	416	3,392	272	168	160
Granted	—	—	—	—	—
Canceled	(16)	—	(32)	(16)	(12)
Vested	(400)	(3,392)	(240)	(152)	(12)
March 31, 2009—Outstanding	—	—	—	—	136

Vested
March 31, 2008—Outstanding	224	5,744	208	88	68
Vested	400	3,392	240	152	12
Exercised	—	—	—	—	—
Canceled	(64)	(32)	(64)	(8)	(4)
March 31, 2009—Outstanding	560	9,104	384	232	76

Year Ended March 31, 2010

Non-vested
March 31, 2009—Outstanding	—	—	—	—	136
Granted	—	—	—	—	—
Canceled	—	—	—	—	—
Vested	—	—	—	—	(136)
March 31, 2010—Outstanding	—	—	—	—	—

Vested
March 31, 2009—Outstanding	560	9,104	384	232	76
Vested	—	—	—	—	136
Exercised	—	—	—	—	—
Canceled	(64)	(144)	—	(8)	(4)
March 31, 2010—Outstanding	496	8,960	384	224	208

Exercise price	¥78,512	¥65,290	¥62,488	¥65,375	¥60,563
	($843.9)	($701.7)	($671.6)	($702.7)	($650.9)
Average stock price at exercise	—	—	—	—	—

	2005 Stock Option (1)	2005 Stock Option (2)	2005 Stock Option (3)	2005 Stock Option (4)	2006 Stock Option (1)
	(Shares)

Year Ended March 31, 2009

Non-vested
March 31, 2008—Outstanding	2,672	86	148	85	8,268
Granted	—	—	—	—	—
Canceled	(60)	(4)	(2)	(2)	(371)
Vested	(1,064)	(20)	(28)	(36)	(3,941)
March 31, 2009—Outstanding	1,548	62	118	47	3,956

Vested
March 31, 2008—Outstanding	2,636	70	114	—	—
Vested	1,064	20	28	36	3,941
Exercised	—	—	—	—	—
Canceled	(88)	(2)	—	—	(41)
March 31, 2009—Outstanding	3,612	88	142	36	3,900

Year Ended March 31, 2010

Non-vested
March 31, 2009—Outstanding	1,548	62	118	47	3,956
Granted	—	—	—	—	—
Canceled	(12)	—	(6)	—	(63)
Vested	(1,536)	(62)	(112)	(5)	(1,933)
March 31, 2010—Outstanding	—	—	—	42	1,960

Vested
March 31, 2009—Outstanding	3,612	88	142	36	3,900
Vested	1,536	62	112	5	1,933
Exercised	—	—	—	—	—
Canceled	(84)	—	(6)	—	(91)
March 31, 2010—Outstanding	5,064	150	248	41	5,742

Exercise price	¥58,500	¥62,000	¥79,500	¥67,940	¥47,198
	($628.8)	($666.4)	($854.5)	($730.2)	($507.3)
Average stock price at exercise	—	—	—	—	—

	2006 Stock Option (2)	2006 Stock Option (3)	2007 Stock Option (1)	2007 Stock Option (2)	2007 Stock Option (3)
	(Shares)

Year Ended March 31, 2009

Non-vested
March 31, 2008—Outstanding	282	330	616	9,881	743
Granted	—	—	—	—	—
Canceled	(5)	—	(8)	(416)	(7)
Vested	(124)	(147)	—	—	—
March 31, 2009—Outstanding	153	183	608	9,465	736

Vested
March 31, 2008—Outstanding	—	—	—	—	—
Vested	124	147	—	—	—
Exercised	—	—	—	—	—
Canceled	—	—	—	—	—
March 31, 2009—Outstanding	124	147	—	—	—

Year Ended March 31, 2010

Non-vested
March 31, 2009—Outstanding	153	183	608	9,465	736
Granted	—	—	—	—	—
Canceled	(4)	(31)	(21)	(226)	(16)
Vested	(64)	(59)	(290)	(4,587)	(330)
March 31, 2010—Outstanding	85	93	297	4,652	390

Vested
March 31, 2009—Outstanding	124	147	—	—	—
Vested	64	59	290	4,587	330
Exercised	—	—	—	—	—
Canceled	(4)	(32)	(20)	(34)	(3)
March 31, 2010—Outstanding	184	174	270	4,553	327

Exercise price	¥44,774	¥47,495	¥45,500	¥40,320	¥51,162
	($481.2)	($510.5)	($489.0)	($433.4)	($549.9)
Average stock price at exercise	—	—	—	—	—

	2007 Stock Option (4)	2008 Stock Option (1)	2008 Stock Option (2)	2008 Stock Option (3)	2008 Stock Option (4)
	(Shares)

Year Ended March 31, 2009

Non-vested
March 31, 2008—Outstanding	816	—	—	—	—
Granted	—	2,059	11,750	407	350
Canceled	(15)	(219)	(104)	—	—
Vested	—	—	—	—	—
March 31, 2009—Outstanding	801	1,840	11,646	407	350

Vested
March 31, 2008—Outstanding	—	—	—	—	—
Vested	—	—	—	—	—
Exercised	—	—	—	—	—
Canceled	—	—	—	—	—
March 31, 2009—Outstanding	—	—	—	—	—

Year Ended March 31, 2010

Non-vested
March 31, 2009—Outstanding	801	1,840	11,646	407	350
Granted	—	—	—	—	—
Canceled	(13)	(193)	(327)	(6)	(14)
Vested	(367)	—	—	—	—
March 31, 2010—Outstanding	421	1,647	11,319	401	336

Vested
March 31, 2009—Outstanding	—	—	—	—	—
Vested	367	—	—	—	—
Exercised	—	—	—	—	—
Canceled	(2)	—	—	—	—
March 31, 2010—Outstanding	365	—	—	—	—

Exercise price	¥47,500	¥51,781	¥40,505	¥34,000	¥32,341
	($510.5)	($556.5)	($435.4)	($365.4)	($347.6)
Average stock price at exercise	—	—	—	—	—

	2009 Stock Option (1)	2009 Stock Option (2)	2009 Stock Option (3)	2009 Stock Option (4)
	(Shares)

Year Ended March 31, 2010

Non-vested
March 31, 2009—Outstanding	—	—	—	—
Granted	890	12,848	277	571
Canceled	(12)	(185)	—	—
Vested	—	—	—	—
March 31, 2010—Outstanding	878	12,663	277	571

Vested
March 31, 2009—Outstanding	—	—	—	—
Vested	—	—	—	—
Exercised	—	—	—	—
Canceled	—	—	—	—
March 31, 2010—Outstanding	—	—	—	—

Exercise price	¥26,879	¥30,700	¥28,737	¥32,050
	($288.9)	($330.0)	($308.9)	($344.5)
Average stock price at exercise	—	—	—	—

Fair value information of stock options granted on or after May 1, 2006, which is required under the accounting standard for stock options, is as follows:

	2005 Stock Option (4)	2006 Stock Option (1)	2006 Stock Option (2)	2006 Stock Option (3)

Fair value price at grant date:
a.	¥30,958	¥24,564	¥23,832	¥20,435
	($332.7)	($264.0)	($256.1)	($219.6)
b.	¥35,782	¥26,803	¥25,311	¥23,448
	($384.6)	($288.1)	($272.0)	($252.0)
c.	¥39,196	¥28,156	¥26,766	¥25,578
	($421.3)	($302.6)	($287.7)	($274.9)

	2007 Stock Option (1)	2007 Stock Option (2)	2007 Stock Option (3)	2007 Stock Option (4)

Fair value price at grant date:
a.	¥22,586	¥17,061	¥20,900	¥20,289
	($242.8)	($183.4)	($224.6)	($218.1)
b.	¥25,697	¥18,121	¥23,651	¥23,128
	($276.2)	($194.8)	($254.2)	($248.6)
c.	¥27,206	¥20,659	¥26,853	¥24,691
	($292.4)	($222.0)	($288.6)	($265.4)

	2008 Stock Option (1)	2008 Stock Option (2)	2008 Stock Option (3)	2008 Stock Option (4)

Fair value price at grant date:
a.	¥16,538	¥14,918	¥14,554	¥10,204
	($177.8)	($160.3)	($156.4)	($109.7)
b.	¥18,525	¥15,716	¥15,075	¥10,715
	($199.1)	($168.9)	($162.0)	($115.2)
c.	¥21,037	¥17,980	¥16,395	¥11,262
	($226.1)	($193.3)	($176.2)	($121.0)

	2009 Stock Option (1)	2009 Stock Option (2)	2009 Stock Option (3)	2009 Stock Option (4)

Fair value price at grant date:
a.	¥9,499	¥12,264	¥9,601	¥12,152
	($102.1)	($131.8)	($103.2)	($130.6)
b.	¥10,338	¥13,247	¥10,271	¥12,987
	($111.1)	($142.4)	($110.4)	($139.6)
c.	¥10,701	¥13,747	¥11,193	¥13,992
	($115.0)	($147.8)	($120.3)	($150.4)

Note:	The stock options of the Company will vest in three phases according to the respective vesting conditions and vesting periods. Therefore, the information above is presented to show fair values of the stock options applicable to each of the three phases.

The assumptions used to measure fair value of stock options granted during the years ended March 31, 2010 and 2009 are as follows:

Year Ended March 31, 2010

Estimate method: Black-Scholes option pricing model

	2009 Stock Option (1)	2009 Stock Option (2)	2009 Stock Option (3)	2009 Stock Option (4)

Volatility of stock price:
a.	43.5%	43.0%	41.5%	41.0%
b.	45.6%	45.0%	42.6%	42.3%
c.	45.5%	45.1%	44.8%	44.2%

Estimated remaining outstanding period:
a.	5.96 years	5.97 years	5.97 years	5.97 years
b.	6.46 years	6.47 years	6.47 years	6.47 years
c.	6.96 years	6.97 years	6.97 years	6.97 years

Estimated dividend (dividend yield)	0.52%	0.42%	0.49%	0.41%

Risk free interest rate:
a.	0.98%	0.92%	0.88%	0.68%
b.	1.04%	0.99%	0.96%	0.76%
c.	1.11%	1.08%	1.05%	0.86%

Notes:	1.	The a, b and c denoted in the table above correspond to those in the fair value information.

2.	Periods for computation using actual stock price:

2009 Stock Option (1):	a. From May 12, 2003 to May 8, 2009

b. From November 11, 2002 to May 8, 2009

c. From May 13, 2002 to May 8, 2009

2009 Stock Option (2):	a. From August 18, 2003 to August 7, 2009

b. From February 17, 2003 to August 7, 2009

c. From August 19, 2002 to August 7, 2009

2009 Stock Option (3):	a. From November 17, 2003 to November 6, 2009

b. From May 19, 2003 to November 6, 2009

c. From November 18, 2002 to November 6, 2009

2009 Stock Option (4):	a. From February 16, 2004 to February 5, 2010

b. From August 18, 2003 to February 5, 2010

c. From February 17, 2003 to February 5, 2010

3.	Estimated remaining outstanding period is determined based on the assumption that all the options are exercised by the middle date of the exercise period.
4.	Estimated dividend is determined based on the actual dividend applicable to the year ended March 31, 2009.
5.	For the risk free interest rate, the Company uses the yield of Japanese treasury bond applicable to the estimated remaining outstanding period of options.
6.	Estimated number of options vested is determined based on the actual termination ratio of employees.

Year Ended March 31, 2009

Estimate method: Black-Scholes option pricing model

	2008 Stock Option (1)	2008 Stock Option (2)	2008 Stock Option (3)	2008 Stock Option (4)

Volatility of stock price:
a.	44.6%	44.0%	45.8%	45.3%
b.	47.8%	44.6%	45.7%	45.5%
c.	52.4%	49.8%	48.5%	45.9%

Estimated remaining outstanding period:
a.	5.96 years	5.96 years	5.96 years	5.96 years
b.	6.46 years	6.46 years	6.46 years	6.46 years
c.	6.96 years	6.96 years	6.96 years	6.96 years

Estimated dividend (dividend yield)	0.24%	0.28%	0.31%	0.38%

Risk free interest rate:
a.	1.18%	1.06%	1.01%	0.84%
b.	1.20%	1.08%	1.06%	0.89%
c.	1.24%	1.11%	1.13%	0.95%

Notes:	1.	The a, b and c denoted in the table above correspond to those in the fair value information.

2.	Periods for computation using actual stock price:

2008 Stock Option (1):	a. From May 20, 2002 to May 9, 2008

b. From November 19, 2001 to May 9, 2008

c. From May 21, 2001 to May 9, 2008

2008 Stock Option (2):	a. From August 19, 2002 to August 8, 2008

b. From February 18, 2002 to August 8, 2008

c. From August 20, 2001 to August 8, 2008

2008 Stock Option (3):	a. From November 18, 2002 to November 7, 2008

b. From May 20, 2002 to November 7, 2008

c. From November 19, 2001 to November 7, 2008

2008 Stock Option (4):	a. From February 17, 2003 to February 6, 2009

b. From August 19, 2002 to February 6, 2009

c. From February 18, 2002 to February 6, 2009

3.	Estimated remaining outstanding period is determined based on the assumption that all the options are exercised by the middle date of the exercise period.
4.	Estimated dividend is determined based on the actual dividend applicable to the year ended March 31, 2008.
5.	For the risk free interest rate, the Company uses the yield of Japanese treasury bond applicable to the estimated remaining outstanding period of options.
6.	Estimated number of options vested is determined based on the actual termination ratio of employees.

Consolidated Subsidiaries

Value Insight

	2000 Stock Option (1)	2000 Stock Option (2)	2001 Stock Option	2002 Stock Option	2003 Stock Option
(Shares)

Year Ended March 31, 2009

Non-vested
March 31, 2008—Outstanding	100	180	80	23	57
Granted	—	—	—	—	—
Canceled	—	(5)	(30)	(9)	(19)
Vested	—	—	—	—	—
March 31, 2009—Outstanding	100	175	50	14	38

Vested
March 31, 2008—Outstanding	—	—	—	—	—
Vested	—	—	—	—	—
Exercised	—	—	—	—	—
Canceled	—	—	—	—	—
March 31, 2009—Outstanding	—	—	—	—	—

	2000 Stock Option (1)	2000 Stock Option (2)	2001 Stock Option	2002 Stock Option	2003 Stock Option
	(Shares)

Year Ended March 31, 2010

Non-vested
March 31, 2009—Outstanding	100	175	50	14	38
Granted	—	—	—	—	—
Canceled	(100)	(110)	(35)	—	(4)
Vested	—	—	—	—	—
March 31, 2010—Outstanding	—	65	15	14	34

Vested
March 31, 2009—Outstanding	—	—	—	—	—
Vested	—	—	—	—	—
Exercised	—	—	—	—	—
Canceled	—	—	—	—	—
March 31, 2010—Outstanding	—	—	—	—	—

Exercise price	¥50,000	¥150,000	¥400,000	¥450,000	¥450,000
	($537.4)	($1,612.2)	($4,299.2)	($4,836.6)	($4,836.6)
Average stock price at exercise	—	—	—	—	—

NewsWatch

	2004 Stock Option	2005 Stock Option
(Shares)

Year Ended March 31, 2009

Non-vested
March 31, 2008—Outstanding	1,960	160
Granted	—	—
Canceled	—	—
Vested	—	—
March 31, 2009—Outstanding	1,960	160

Vested
March 31, 2008—Outstanding	—	—
Vested	—	—
Exercised	—	—
Canceled	—	—
March 31, 2009—Outstanding	—	—

	2004 Stock Option	2005 Stock Option
	(Shares)

Year Ended March 31, 2010

Non-vested
March 31, 2009—Outstanding	1,960	160
Granted	—	—
Canceled	—	(60)
Vested	—	—
March 31, 2010—Outstanding	1,960	100

Vested
March 31, 2009—Outstanding	—	—
Vested	—	—
Exercised	—	—
Canceled	—	—
March 31, 2010—Outstanding	—	—

Exercise price	¥50,000	¥50,000
	($537.4)	($537.4)

Average stock price at exercise	—	—

10.	INCOME TAXES

The Company and its domestic subsidiaries are subject to Japanese national and local income taxes which, in the aggregate, resulted in a normal effective statutory tax rate of approximately 40.7% for each of the years ended March 31, 2010, 2009 and 2008.

The tax effects of significant temporary differences which resulted in deferred tax assets and liabilities at March 31, 2010 and 2009 are as follows:

	Millions of Yen		Thousands of U.S. Dollars
	2010	2009	2010

Deferred tax assets:
Enterprise tax payable	¥3,406	¥284	$36,608
Allowance for doubtful accounts	303	181	3,258
Depreciation and amortization	4,952	5,792	53,221
Provision for Yahoo! Points	1,552	1,108	16,685
Write-down of investment securities	1,501	753	16,131
Revaluation of assets	3,722	4,584	40,002
Other	2,137	2,227	22,974
Less valuation allowance	(3,189)	(3,923)	(34,277)

Total	14,384	11,006	154,602

Deferred tax liabilities:
Unrealized gain on available-for-sale securities	1,366	156	14,677
Other	18	—	190

Total	1,384	156	14,867

Net deferred tax assets	¥13,000	¥10,850	$139,735

Reconciliation between the normal effective statutory tax rates and the actual effective tax rates reflected in the accompanying consolidated statements of income for the years ended March 31, 2010 and 2009 is not presented because the difference between the two tax rates was not material.

Reconciliation between the normal effective statutory tax rate and the actual effective tax rate for the year ended March 31, 2008 is as follows:

2008

Normal effective statutory tax rate	40.7%
Loss on write-down of investment securities	1.5
Amortization of goodwill	1.2
Equity earnings and losses under the equity method	1.1
Expenses not deductible for income tax purpose	0.2
Other—net	(0.2)

Actual effective tax rate	44.5%

11.	LEASE

The Group leases certain computer equipment, software, office equipment and vehicles.

Total rental expenses including lease payments under finance leases for the years ended March 31, 2010, 2009 and 2008 were ¥6,042 million ($64,941 thousand), ¥6,536 million and ¥5,877 million, respectively.

For the year ended March 31, 2010, the Group recorded an impairment loss of ¥284 million ($3,050 thousand) on certain leased property held under finance leases that do not transfer ownership and an allowance for impairment loss on leased property, which is included in long-term liabilities—other. No impairment loss was recorded for the years ended March 31, 2009 and 2008.

Lease liabilities included in the consolidated balance sheet at March 31, 2010 were as follows:

	Millions of Yen	Thousands of U.S. Dollars

Other current liabilities	¥102	$1,090
Other (long-term)	253	2,722

Total	¥355	$3,812

Annual repayment schedule as of March 31, 2010 was as follows:

Year Ending March 31	Millions of Yen	Thousands of U.S. Dollars

2012	¥101	$1,083
2013	98	1,052
2014	54	587

Total	¥253	$2,722

The following information summarizes finance lease contracts that do not transfer ownership of the leased property to the lessee and were entered into prior to April 1, 2008.

Pro forma information of leased property such as acquisition cost, accumulated depreciation, accumulated impairment loss, obligations under finance leases, depreciation expense, interest expense, and other information on an “as if capitalized” basis for the years ended March 31, 2010 and 2009 is as follows:

	Millions of Yen
	2010
	Buildings and Structures	Machinery and Equipment	Furniture and Fixtures	Software	Total

Acquisition cost	¥14	¥64	¥926	¥444	¥1,448
Accumulated depreciation	(7)	(47)	(653)	(310)	(1,017)
Accumulated impairment loss	—	(14)	(150)	(120)	(284)

Net leased property	¥7	¥3	¥123	¥14	¥147

	Millions of Yen
	2009
	Buildings and Structures	Machinery and Equipment	Furniture and Fixtures	Software	Total

Acquisition cost	¥13	¥18	¥661	¥33	¥725
Accumulated depreciation	(5)	(11)	(402)	(14)	(432)

Net leased property	¥8	¥7	¥259	¥19	¥293

	Thousands of U.S. Dollars
	2010
	Buildings and Structures	Machinery and Equipment	Furniture and Fixtures	Software	Total

Acquisition cost	$153	$686	$9,957	$4,767	$15,563
Accumulated depreciation	(82)	(498)	(7,023)	(3,333)	(10,936)
Accumulated impairment loss	—	(152)	(1,616)	(1,282)	(3,050)

Net leased property	$71	$36	$1,318	$152	$1,577

Obligations under finance leases:

	Millions of Yen		Thousands of U.S. Dollars
	2010	2009	2010

Due within one year	¥299	¥150	$3,218
Due after one year	167	157	1,795

Total	¥466	¥307	$5,013

Allowance for impairment loss on leased property of ¥284 million ($3,050 thousand) as of March 31, 2010 is not included in obligations under finance leases.

Depreciation expense, interest expense, and other information under finance leases:

	Millions of Yen			Thousands of U.S. Dollars
	2010	2009	2008	2010

Depreciation expense	¥333	¥35	¥40	$3,578
Interest expense	32	4	5	344

Total	¥365	¥39	¥45	$3,922

Lease payments	¥375	¥39	¥43	$4,028
Impairment loss	284	—	—	3,050

Depreciation expense and interest expense, which are not reflected in the accompanying consolidated statements of income, are computed by the straight-line method with no salvage value and the interest method, respectively.

The minimum rental commitments under noncancelable operating leases at March 31, 2010 and 2009 were as follows:

	Millions of Yen		Thousands of U.S. Dollars
	2010	2009	2010

Due within one year	¥6,472	¥6,435	$69,558
Due after one year	4,622	11,008	49,682

Total	¥11,094	¥17,443	$119,240

12.	DERIVATIVES

Derivative contracts accounted for under hedge accounting as of March 31, 2010 are as follows:

(1)	Contract amount and fair value of derivative instruments to hedge foreign exchange risk associated with certain future expenses denominated in foreign currencies, of which gains and losses are deferred under hedge accounting:

	Millions of Yen
	2010
	Contract Amount	Fair Value

Foreign currency forward contract:
Receipt: U.S. dollar, payment: Japanese yen	¥843	¥44
Receipt: Euro, payment: Japanese yen	14	—

Total	¥857	¥44

	Thousands of U.S. Dollars
	2010
	Contract Amount	Fair Value

Foreign currency forward contract:
Receipt: U.S. dollar, payment: Japanese yen	$9,064	$468
Receipt: Euro, payment: Japanese yen	144	—

Total	$9,208	$468

Note:	All derivative transactions are to be settled within a year. The fair values of derivative instruments are stated at amounts obtained from financial institutions. No derivative contracts existed as of March 31, 2009.

(2)	Contract amount of derivative instruments to hedge foreign exchange risk associated with certain accounts payable and other payables denominated in foreign currencies that are translated at contract rates:

	Millions of Yen	Thousands of U.S. Dollars
	2010	2010

Foreign currency forward contract:
Receipt: U.S. dollar, payment: Japanese yen	¥546	$5,865
Receipt: Euro, payment: Japanese yen	1,312	14,108

Total	¥1,858	$19,973

Note:	All derivative transactions are to be settled within a year. Because the derivative instruments are treated as a part of related payables, the fair value of derivative instruments is included in that of payables in the table shown in Note 5. Because the Group applied the revised accounting standard and the new guidance for financial instruments effective March 31, 2010, information as of March 31, 2009 is not disclosed.

13.	RELATED PARTY TRANSACTIONS

Transactions of the Group with related parties for the years ended March 31, 2010, 2009 and 2008 are as follows:

	Millions of Yen			Thousands of U.S. Dollars
	2010	2009	2008	2010

Transaction of the Company with SOFTBANK CORP. – Purchase of stock	¥—	¥45,000	¥—	$—
Transaction of the Company with SISC – Purchase of stock	—	11,500	—	—
Transaction of the Company with Yahoo! Sàrl – Payment of service fees	8,102	—	—	87,081
Transaction of a consolidated subsidiary with Yahoo! Sàrl – Payment of service fees	8,731	12,889	—	93,845
Transaction of a consolidated subsidiary with Overture Search Services (Ireland) Limited – Payment of service fees	—	7,461	12,990	—
Transaction with individuals – directors – Exercise of stock options	46	22	57	499

On February 20, 2009, the Company acquired all shares of SIC from SISC, and subsequently on February 24, 2009, the Company also acquired all shares of SISC from SOFTBANK CORP. (“SB”), the parent company of the Company. After the acquisition, the Company absorbed SISC through a merger on March 30, 2009. The acquisition prices of these transactions were determined based on negotiations considering the fair value of the respective company’s net assets, potential value of deferred tax assets, future cash flows, operating synergy with the Company, appraisal value, and other factors.

Prior to August 1, 2008, Overture K.K., a consolidated subsidiary of the Company, had paid service fees to Overture Search Services (Ireland) Limited (“OSSIL”), a consolidated subsidiary of Yahoo! Inc. The contract term in the service agreement was 10 years beginning August 31, 2007. For the year ended March 31, 2008, Overture K.K. paid ¥12,990 million of service fees to OSSIL for the seven months from August 31, 2007 to March 31, 2008. Effective August 1, 2008, the contractual rights and obligations of OSSIL were assumed by another Yahoo! Inc. consolidated subsidiary, Yahoo! Sàrl. The total service fees paid by Overture K.K. for the year ended March 31, 2009 were ¥20,350 million.

On October 1, 2009, the Company absorbed Overture K.K. through a merger. Since the merger, the Company has paid service fees to Yahoo! Sàrl. The total service fees paid to Yahoo! Sàrl by Overture K.K. and the Company for the year ended March 31, 2010 were ¥16,833 million ($180,926 thousand).

The balance due to or due from related parties listed in the above table at March 31, 2010 and 2009 is as follows:

	Millions of Yen		Thousands of U.S. Dollars
	2010	2009	2010

Other current liabilities	¥1,313	¥1,554	$14,108

14.	NET INCOME PER SHARE

Reconciliation of the differences between basic and diluted net income per share (“EPS”) for the years ended March 31, 2010, 2009 and 2008 is as follows:

	Millions of Yen	Thousands	Yen	U.S. Dollars
Year Ended March 31, 2010	Net Income	Weighted-average Shares	EPS

Basic EPS—Net income available to common shareholders	¥83,523	58,074	¥1,438.23	$15.46

Effect of dilutive securities—Warrants	—	48

Diluted EPS—Net income for computation	¥83,523	58,122	¥1,437.03	$15.45

Year Ended March 31, 2009

Basic EPS—Net income available to common shareholders	¥74,715	59,509	¥1,255.52

Effect of dilutive securities—Warrants	—	64

Diluted EPS—Net income for computation	¥74,715	59,573	¥1,254.18

	Millions of Yen	Thousands	Yen	U.S. Dollars
Year Ended March 31, 2008	Net Income	Weighted-average Shares	EPS

Basic EPS—Net income available to common shareholders	¥62,618	60,485	¥1,035.27

Effect of dilutive securities—Warrants	—	86

Diluted EPS—Net income for computation	¥62,618	60,571	¥1,033.79

15.	COMMITTED LINE OF CASH ADVANCE

The Company provides cash advance service to customers in its credit card operations.

The total amount of the committed line of cash advance granted and available for customers, outstanding balance, and remaining balance at March 31, 2010 and 2009 are as follows:

	Millions of Yen		Thousands of U.S. Dollars
	2010	2009	2010

Total amount of the committed line of cash advance	¥17,812	¥18,060	$191,440
Outstanding balance	1,451	1,337	15,593

Remaining available balance	¥16,361	¥16,723	$175,847

16.	SUBSEQUENT EVENT

a.	The following appropriation of retained earnings at March 31, 2010 was approved at the Company’s Board of Directors meeting held on May 20, 2010:

	Millions of Yen	Thousands of U.S. Dollars

Year-end cash dividends, ¥288.00 ($3.10) per share	¥16,708	$179,582

b.	In February 2009, the Company acquired all issued and outstanding shares of SISC from SB. In March 2009, the Company merged SISC and assumed net operating loss carryforwards from SISC. Subsequently, the Company utilized the entire amount of the net operating loss carryforwards on its tax returns for the year ended March 31, 2009.

In October 2009, the Tokyo Regional Taxation Bureau (“TRTB”) started tax examination. TRTB indicated that the utilization of the net operating loss carryforwards had unreasonably reduced the Company’s income taxes, and the Company received “Notice of Correction for Income Taxes and Notice of Assessment for Additional Tax” dated June 29, 2010 (“Notice”), which resulted in additional taxes of ¥26,450 million, comprised of national taxes, penalties, interests, local taxes, and overdue penalties.

These additional taxes would be treated as an adjustment to the purchase price of SISC shares based on the agreement with SB that SB would reimburse an amount equal to additional taxes incurred due to tax positions associated with the SISC merger. The Company will record the gain from the reduction from original purchase price as an adjustment to income taxes – deferred on the consolidated financial statements for the year ending March 31, 2011.

The receipt of the Notice resulted in additional income tax expense, but such expense is offset by the benefit recorded in income taxes - deferred, there is no impact on the Company’s operating results.

On July 1, 2010, the Company paid the tax assessed to TRTB and received a payment from SB.

On August 27, 2010, the Company submitted a request for reconsideration to the national tax tribunal, and will bring legal suit should the examination result in the appeal to the tribunal being turned down. The Company intends to thoroughly argue its position on this matter.

17.	SEGMENT INFORMATION

The Group classifies its services into three segments, namely, (1) advertising, (2) business services, and (3) personal services, as summarized below.

The advertising segment comprises Internet-based advertising-related services. Main sources of revenue for this segment include sales of banner and text advertisements on the Yahoo! JAPAN Web site, the paid search service, and advertisement planning and production services.

The business services segment includes non-advertising-related services for corporations. This segment derives revenue from tenant fees and royalties from stores listed on the Yahoo! Auctions and Yahoo! Shopping sites, fees and commissions for various information listing services, incentive fees for acquiring new subscribers to the Yahoo! BB broadband service, data center service fees, and fees for other information services.

The personal services segment consists of services to individual Internet users. Main revenue sources for this segment include Yahoo! Auctions system usage fees, Yahoo! Premium membership fees, Internet services provider (ISP) fees from Yahoo! BB subscribers, and sales of various kinds of content.

Information about business segments, geographical segments and sales to foreign customers of the Group as of and for the years ended March 31, 2010, 2009 and 2008 is as follows:

(1)	Business Segments

a.	Sales and Operating Income

	Millions of Yen
	2010
	Advertising	Business Services	Personal Services	Eliminations/ Corporate	Consolidated

Sales to customers	¥141,355	¥63,186	¥75,316	¥—	¥279,857

Intersegment sales	—	1,089	16	(1,105)	—

Total sales	141,355	64,275	75,332	(1,105)	279,857

Operating expenses	59,744	42,262	22,426	11,599	136,031

Operating income	¥81,611	¥22,013	¥52,906	¥(12,704)	¥143,826

b.	Total Assets, Depreciation and Amortization, Impairment Loss, and Capital Expenditures

	Millions of Yen
	2010
	Advertising	Business Services	Personal Services	Eliminations/ Corporate	Consolidated
Total assets	¥55,421	¥52,317	¥40,443	¥270,081	¥418,262
Depreciation and amortization	3,188	3,574	2,533	918	10,213
Impairment loss	1,252	218	—	—	1,470
Capital expenditures	2,255	2,263	1,842	562	6,922

a.	Sales and Operating Income

	Thousands of U.S. Dollars
	2010
	Advertising	Business Services	Personal Services	Eliminations/ Corporate	Consolidated

Sales to customers	$1,519,293	$679,123	$809,503	$—	$3,007,919

Intersegment sales	—	11,705	170	(11,875)	—

Total sales	1,519,293	690,828	809,673	(11,875)	3,007,919

Operating expenses	642,132	454,226	241,041	124,671	1,462,070

Operating income	$877,161	$236,602	$568,632	$(136,546)	$1,545,849

b.	Total Assets, Depreciation and Amortization, Impairment Loss, and Capital Expenditures

	Thousands of U.S. Dollars
	2010
	Advertising	Business Services	Personal Services	Eliminations/ Corporate	Consolidated
Total assets	$595,664	$562,312	$434,683	$2,902,850	$4,495,509
Depreciation and amortization	34,269	38,414	27,227	9,864	109,774
Impairment loss	13,462	2,338	—	—	15,800
Capital expenditures	24,241	24,322	19,799	6,036	74,398

a.	Sales and Operating Income

	Millions of Yen
	2009
	Advertising	Business Services	Personal Services	Eliminations/ Corporate	Consolidated

Sales to customers	¥138,887	¥54,207	¥72,660	¥—	¥265,754

Intersegment sales	1	348	11	(360)	—

Total sales	138,888	54,555	72,671	(360)	265,754

Operating expenses	65,425	33,779	19,946	11,986	131,136

Operating income	¥73,463	¥20,776	¥52,725	¥(12,346)	¥134,618

b.	Total Assets, Depreciation and Amortization, and Capital Expenditures

	Millions of Yen
	2009
	Advertising	Business Services	Personal Services	Eliminations/ Corporate	Consolidated
Total assets	¥37,005	¥44,567	¥19,872	¥210,108	¥311,552
Depreciation and amortization	5,098	2,964	2,824	631	11,517
Capital expenditures	12,842	6,378	6,862	1,441	27,523

a.	Sales and Operating Income

	Millions of Yen
	2008
	Advertising	Business Services	Personal Services	Eliminations/ Corporate	Consolidated

Sales to customers	¥131,041	¥57,999	¥72,987	¥—	¥262,027

Intersegment sales	3	70	67	(140)	—

Total sales	131,044	58,069	73,054	(140)	262,027

Operating expenses	66,294	34,506	24,371	12,048	137,219

Operating income	¥64,750	¥23,563	¥48,683	¥(12,188)	¥124,808

b.	Total Assets, Depreciation and Amortization, and Capital Expenditures

	Millions of Yen
	2008
	Advertising	Business Services	Personal Services	Eliminations/ Corporate	Consolidated
Total assets	¥44,829	¥34,828	¥31,923	¥258,080	¥369,660
Depreciation and amortization	4,166	2,323	2,966	725	10,180
Capital expenditures	4,530	2,516	3,190	744	10,980

(2)	Geographical Segments

Because the Company and its subsidiaries are located and conduct their operations primarily in Japan, geographical segment information is not presented.

(3)	Sales to Foreign Customers

Because sales to foreign customers are not material, such information is not presented.

18.	SUMMARY OF CERTAIN SIGNIFICANT DIFFERENCES BETWEEN JAPANESE GAAP AND U.S. GAAP

The Group maintains its books and records in conformity with Japanese GAAP, which differs in certain respects from U.S. GAAP. Reconciliations of net income and equity under Japanese GAAP with the corresponding amounts under U.S. GAAP, along with a description of those significant differences, statements of comprehensive income, related balance sheet and cash flow effects are summarized below. These reconciliations include all material differences between Japanese GAAP and U.S. GAAP.

Net income reconciliation

	Note	Millions of Yen		Thousands of U.S. Dollars
		2010	2009	2010
Net income under Japanese GAAP		¥83,523	¥74,715	$897,716
Add back minority interests under Japanese GAAP	k	382	600	4,110
U.S. GAAP adjustments:
Goodwill	a	1,381	(1,222)	14,845
Intangible assets	a	(799)	(749)	(8,588)
Property and equipment	a	(225)	(38)	(2,418)
Equity-method investments	b	(66)	(2,503)	(718)
Investment in equity securities	c	506	1,276	5,435
Depreciation	d	534	795	5,741
Asset retirement obligations	e	(103)	71	(1,107)
Compensated absence	f	(206)	(387)	(2,212)
Share-based payment	g	(15)	(86)	(161)
Consolidation	h	1	28	8
Lease	i	(22)	(10)	(236)
Income tax expense	j	(141)	95	(1,518)

Net income under U.S. GAAP		¥84,750	¥72,585	$910,897
Less net income attributable to noncontrolling interests		(374)	(595)	(4,024)

Net income attributable to the Company		¥84,376	¥71,990	$906,873

Net income per share under U.S. GAAP:

	Yen		U.S. Dollars
	2010	2009	2010
Net income attributable to the Company common shareholders – basic	¥1,452.90	¥1,209.70	$15.62
Weighted average shares outstanding – basic (thousands)	58,074	59,509	—
Net income attributable to the Company common shareholders – diluted	¥1,451.69	¥1,208.41	$15.60
Weighted average shares outstanding – diluted (thousands)	58,122	59,573	—

Revenue reconciliation

	Note	Millions of Yen		Thousands of U.S. Dollars
		2010	2009	2010
Net sales under Japanese GAAP		¥279,857	¥265,754	$3,007,919
Gross presentation of revenues	l	28,431	22,311	305,575

Net sales under U.S. GAAP		¥308,288	¥288,065	$3,313,494

Statements of comprehensive income

	Note	Millions of Yen		Thousands of U.S. Dollars
		2010	2009	2010
Net income under U.S. GAAP		¥84,750	¥72,585	$910,897
Other comprehensive income, net of tax;
Unrealized gain (loss) on available for sale securities, net of tax		1,758	(1,497)	18,908

Comprehensive income		86,508	71,088	929,805
Comprehensive income attributable to noncontrolling interests		(374)	(595)	(4,024)

Comprehensive income attributable to the Company		¥86,134	¥70,493	$925,781

Equity reconciliation

	Note	Millions of Yen		Thousands of U.S. Dollars
		2010	2009	2010
Equity under Japanese GAAP		¥312,273	¥236,470	$3,356,335
U.S. GAAP adjustments:
Goodwill	a	(94)	(1,474)	(1,004)
Intangible assets	a	2,604	3,403	27,983
Property and equipment	a	1,060	1,285	11,396
Equity-method investments	b	(1,296)	(1,230)	(13,935)
Investment in equity securities	c	(34)	(410)	(366)
Depreciation	d	4,699	4,165	50,504
Asset retirement obligations	e	(1,079)	(975)	(11,590)
Compensated absence	f	(1,550)	(1,344)	(16,662)
Consolidation	h	210	121	2,255
Lease	i	(32)	(10)	(347)
Income taxes	j	2,059	2,665	22,131

Equity under U.S. GAAP		¥318,820	¥242,666	$3,426,700

Assets reconciliation

	Note	Millions of Yen		Thousands of U.S. Dollars
		2010	2009	2010
Total assets under Japanese GAAP		¥418,262	¥311,552	$4,495,509
U.S. GAAP adjustments:
Goodwill	a	(94)	(1,474)	(1,004)
Intangible assets	a	2,604	3,403	27,983
Property and equipment	a	1,060	1,285	11,396
Equity-method investments	b	(1,296)	(1,230)	(13,935)
Investment in equity securities	c	(34)	(410)	(366)
Depreciation	d	4,699	4,165	50,504
Asset retirement obligations	e	760	808	8,175
Consolidation	h	210	147	2,255
Lease	i	93	212	998
Income taxes	j	29,106	3,481	312,832

Total assets under U.S. GAAP		¥455,370	¥321,939	$4,894,347

Liabilities reconciliation

	Note	Millions of Yen		Thousands of U.S. Dollars
		2010	2009	2010
Total liabilities under Japanese GAAP		¥105,989	¥75,082	$1,139,174
U.S. GAAP adjustments:
Asset retirement obligations	e	1,839	1,783	19,765
Compensated absence	f	1,550	1,344	16,662
Consolidation	h	0	26	0
Lease	i	125	222	1,345
Income taxes	j	27,047	816	290,701

Total liabilities under U.S. GAAP		¥136,550	¥79,273	$1,467,647

Cash flows reconciliation

	Note	Millions of Yen		Thousands of U.S. Dollars
		2010	2009	2010
Cash provided by operating activities under Japanese GAAP		¥140,095	¥87,805	$1,505,757
U.S. GAAP adjustments:
Lease	i	155	7	1,660

Cash provided by operating activities under U.S. GAAP		¥140,250	¥87,812	$1,507,417

Cash used in financing activities under Japanese GAAP		¥(31,381)	¥(109,923)	$(337,290)
U.S. GAAP adjustments:
Lease	i	(155)	(7)	(1,660)

Cash used in financing activities under U.S. GAAP		¥(31,536)	¥(109,930)	$(338,950)

a.	Business combinations

Under Japanese GAAP, business combinations are generally accounted for using purchase method which requires acquired assets and assumed liabilities to be recorded at fair value. Goodwill is measured as the excess of cost over fair values of the individual assets acquired and liabilities assumed at the acquisition date. If there is excess fair value of the individual assets acquired and liabilities assumed at the acquisition date over the acquisition cost, negative goodwill is recorded. Subsequently, the goodwill / negative goodwill is amortized on a straight-line basis over an estimated period. Also, an impairment test must be performed when an indicator of impairment is identified but an annual impairment test is not required. The amortization period may vary depending on the nature of the acquired business. While, this standard allows for recognition of identifiable intangible assets when intangible assets or legal rights can be separately transferred and an independent value can reasonably be allocated, the Company did not recognize any intangible assets separately.

Under U.S. GAAP, all business combinations (excluding combinations of entities under common control) consummated prior to April 1, 2009 have been accounted for using the purchase method as defined in Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations.” SFAS No. 141 requires that the net assets, tangible and identifiable intangible assets less liabilities of the acquired company be recorded at fair value, with the difference between the cost of an acquired company and the fair value of the acquired net assets recorded as goodwill. In some cases, the sum of the amounts assigned to assets acquired and liabilities assumed will exceed the cost of the acquired entity, that excess shall be allocated as a pro rata reduction of the amounts that otherwise would have been assigned to all of the acquired assets except (a) financial assets other than investments accounted for by the equity method, (b) assets to be disposed of by sale, (c) deferred tax assets, (d) prepaid assets relating to pension or other postretirement benefit plans, and (e) any other current assets.

In December 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141(R), “Business Combinations” (SFAS 141(R)), subsequently codified within FASB Accounting Standards Codification (“FASB ASC”) Topic 805, “Business Combinations”. Under SFAS 141(R), the entity that acquires the business and obtains control shall measure 100% of net assets acquired, including goodwill, at their fair values. Non-controlling interests acquired in a business combination if any, shall be measured initially at fair value including its share of goodwill. SFAS 141(R) also requires certain contingent assets and liabilities acquired to be recognized at their fair values on the acquisition date and for certain arrangements, changes in fair value will be recognized in earnings until settled. When acquisitions result in a “bargain purchase”; it is recognized as a gain in earnings. SFAS 141(R) also requires transaction and restructuring costs to be expensed. Any adjustments made after the measurement period and adjustments made during the measurement period relating to facts and circumstances that did not exist as of the acquisition date, which relate to valuation allowance and/or acquired tax uncertainties shall be recorded through income tax expense. FASB ASC Topic 805 also provides that the acquirer shall not adjust the finalized accounting for business combinations, including business combinations completed prior to the effective date of SFAS 141(R), for changes in acquired tax uncertainties or changes in the valuation allowances for acquired deferred tax assets that occur subsequent to the effective date of FASB ASC Topic 805. The Group adopted the provisions of FASB ASC Topic 805 effective April 1, 2009.

In accordance with FASB ASC Topic 350, “Intangibles – Goodwill and Other”, goodwill and indefinite-lived intangible assets recognized in a business combination are not amortized, but are tested for impairment at least annually, as well as on an interim basis if events or changes in circumstances indicate that the goodwill and indefinite-lived intangible assets might be impaired. Intangible assets subject to amortization are amortized over their expected useful life and are tested for impairment.

Goodwill:

The following table represents a summary of U.S. GAAP adjustments associated with goodwill as of and for the years ended March 31, 2010 and 2009:

	Millions of Yen		Thousands of U.S. Dollars
	2010	2009	2010
U.S. GAAP adjustments to goodwill:
Beginning balance adjustments	¥(1,474)	¥652	$(15,842)
Balance sheet reclassification;
Recognition of intangible assets separately identified under U.S. GAAP (*1)	—	(1,650)	—
Fair value adjustment of property and equipment (*2)	—	(1,323)	—
Asset retirement obligation (*2)	—	761	—
Tax effects of the above purchase price allocation	—	900	—
Reversal of deferred tax assets recorded under Japanese GAAP (*3)	—	408	—
Other adjustments	(1)	—	(7)

Sub-total	(1)	(904)	(7)
Adjustments for the year;
Reversal of goodwill amortization recorded in selling, administrative and general expenses and impairment loss under Japanese GAAP (*4) (*5)	1,724	1,153	18,532
Tax benefits allocated to reduce goodwill (*3)	(884)	(137)	(9,505)
Impairment loss of goodwill (*5)	—	(1,122)	—
Reversal of valuation allowance credited to goodwill (*6)	—	(1,116)	—
Reversal of goodwill adjustment under Japanese GAAP (*7)	541	—	5,818

Adjustments to net income	1,381	(1,222)	14,845

Total U.S. GAAP adjustments	¥(94)	¥(1,474)	$(1,004)

(*1)	Identifiable intangible assets are required to be recognized apart from goodwill under U.S. GAAP. See “Intangible assets” table below for details.

(*2)	The assets acquired and liabilities assumed, which are recorded at costs under Japanese GAAP, are recorded based on their estimated fair value at the date of acquisition under U.S. GAAP. See “Property and equipment” table below and section e. “Asset retirement obligations” for further discussions.

(*3)	Under Japanese GAAP, the tax-deductible goodwill is accounted for similar to a temporary difference for which a deferred tax asset or liability is recognized. Under U.S. GAAP, no deferred taxes are recognized for the differences between tax-deductible goodwill and financial statement goodwill as of the acquisition date. However, subsequent to the acquisition, a tax benefit for the differences is recognized in the financial statement as a reduction of financial statement goodwill when it is realized on the tax return.

(*4)	Under Japanese GAAP, goodwill is amortized over an estimated period. Goodwill amortization is reversed for U.S. GAAP purposes.

(*5)	Under Japanese GAAP, an impairment test is performed when an indicator of impairment is identified, and an annual impairment test is not always required. Whereas under U.S. GAAP, an impairment test is required at least annually, as well as on an interim basis if events or changes in circumstances indicate that the goodwill and indefinite-lived intangible assets might be impaired. As such, ¥1,122 million impairment loss was recognized in Media business segment for U.S. GAAP purposes during the fiscal year ended March 31, 2009.

(*6)	Prior to the effective date of SFAS 141(R), a valuation allowance provided for deferred tax assets which is recognized subsequent to the acquisition is recorded as an adjustment to goodwill under U.S. GAAP, while there is no such accounting treatment under Japanese GAAP and the valuation allowance was recorded as a reduction in income tax expense.

(*7)	The Company accounted for the tax assessed after the acquisition of Overture K.K. with a charge to tax expense and a credit to goodwill under Japanese GAAP in accordance with the indemnity clause contained in the purchase agreement (i.e. as a reduction in the purchase price). Whereas in U.S. GAAP (ASC Subtopic 805-10), such adjustment in goodwill is not allowed after the conclusion in the measurement period; and therefore, the entry recorded under Japanese GAAP was reversed, increasing goodwill and decreasing tax expense.

Acquisition during fiscal years ended March 31, 2010 and 2009

As noted in Note 2.a, the Company acquired a majority of the outstanding common shares of GyaO and a 100% of the outstanding common shares of Yura in the year ended March 31, 2010. The acquisitions of GyaO and Yura were not material to the Group’s financial statements, and no material difference between Japanese GAAP and U.S. GAAP was identified in connection with those acquisitions.

As noted in Note 2.a, the Company acquired a majority of the outstanding common shares of SIC, BBIX Inc., and SISC during the fiscal year ended March 31, 2009. The results of SIC and SISC’s operations have been included in the consolidated financial statements since their respective acquisitions. Subsequent to the acquisition, SISC was merged into the Company in March 2009. SIC operates data center business in Japan. The acquisition was made for the purpose of securing a data center in the Group and expanding the BS business, one of three business segments of the Group, to provide hosting/housing services to the existing customers. The aggregate purchase price was ¥45,000 million ($483,663 thousands) and was paid in cash.

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition of SIC, BBIX Inc., and SISC under U.S. GAAP:

Millions of Yen
Current assets and other	¥29,253
Property and equipment	18,772
Intangible assets	1,650
Goodwill	2,053

Total assets acquired	51,728
Current liabilities	(5,485)
Long-term debt	(1,186)

Total liabilities assumed	(6,671)

Noncontrolling interests	(57)

Net assets acquired	¥45,000

There were no material business combinations other than SIC, BBIX Inc., and SISC in the year ended March 31, 2009. Accordingly, no material differences between Japanese GAAP and U.S. GAAP other than those disclosed in this note were identified in the year.

For U.S. GAAP reporting purpose, the Group operates with the three business segments, Media business, BS business and Consumer business, in accordance with FASB ASC Topic 280, “Segment Reporting”. The following table summarizes the changes in the carrying amount of goodwill under U.S. GAAP by segment for the years ended March 31, 2010 and 2009:

	Millions of Yen
	Media business	BS business	Consumer business	Other	Total
Balance at March 31, 2008	¥1,237	¥1,743	¥—	¥197	¥3,177
Goodwill acquired during the year	686	2,053	292	0	3,031
Impairment loss	(1,122)	—	—	—	(1,122)
Tax benefits allocated to reduce goodwill	—	(137)	—	—	(137)

Balance at March 31, 2009	801	3,659	292	197	4,949
Goodwill acquired during the year	738	—	—	—	738
Tax benefits allocated to reduce goodwill	—	(884)	—	—	(884)
Others	—	—	—	(1)	(1)

Balance at March 31, 2010	¥1,539	¥2,775	¥292	¥196	¥4,802

	Thousands of U.S. Dollars
	Media business	BS business	Consumer business	Other	Total
Balance at March 31, 2009	$8,613	$39,333	$3,133	$2,117	$53,196
Goodwill acquired during the year	7,937	—	—	—	7,937
Tax benefits allocated to reduce goodwill	—	(9,505)	—	—	(9,505)
Others	—	—	—	(7)	(7)

Balance at March 31, 2010	$16,550	$29,828	$3,133	$2,110	$51,621

Intangible assets:

The following table represents a summary of U.S. GAAP adjustments to intangible assets as a result of the business combination discussed above as of and for the years ended March 31, 2010 and 2009. Under U.S. GAAP, identifiable intangible assets are recognized separately from goodwill and are amortized over their estimated useful life. Under Japanese GAAP, an intangible asset can be separately recognized if it represents legal rights or is capable of being separately transferred and an independent value can be reasonably allocated. The Company did not separately recognize any intangible assets for Japanese GAAP purposes.

	Millions of Yen		Thousands of U.S. Dollars
	2010	2009	2010
U.S. GAAP adjustments:
Beginning balance adjustments	¥3,403	¥2,502	$36,571
Recognition of intangible assets separately identified under U.S. GAAP	—	1,650	—
Amortization of intangible assets separately identified under U.S. GAAP	(799)	(749)	(8,588)

U.S. GAAP adjustments to intangible assets	¥2,604	¥3,403	$27,983

Identifiable intangible assets at March 31, 2010 and 2009 primarily represented intangible assets acquired in connection with acquisitions of subsidiaries and consisted of the following:

	Millions of Yen
	2010
	Gross carrying amount	Accumulated amortization	Net carrying amount

Intangible assets subject to amortization:
Customer contracts and related relationships	¥2,652	¥(1,365)	¥1,287
Affiliates contracts and related relationships	2,030	(902)	1,128
Trade name and trademarks	333	(149)	184
Monitor relationships	12	(7)	5

Total	¥5,027	¥(2,423)	¥2,604

	Millions of Yen
	2009
	Gross carrying amount	Accumulated amortization	Net carrying amount

Intangible assets subject to amortization:
Customer contracts and related relationships	¥2,652	¥(953)	¥1,699
Affiliates contracts and related relationships	2,030	(564)	1,466
Trade name and trademarks	333	(101)	232
Monitor relationships	12	(6)	6

Total	¥5,027	¥(1,624)	¥3,403

	Thousands of U.S. Dollars
	2010
	Gross carrying amount	Accumulated amortization	Net carrying amount

Intangible assets subject to amortization:
Customer contracts and related relationships	$28,507	$(14,668)	$13,839
Affiliates contracts and related relationships	21,819	(9,698)	12,121
Trade name and trademarks	3,580	(1,602)	1,978
Monitor relationships	125	(80)	45

Total	$54,031	$(26,048)	$27,983

Intangible assets are amortized over their estimated useful lives of two to eight years based on the rate at which their economic benefits will be consumed. The aggregate amortization expense for intangible assets for the years ended March 31, 2010 and 2009 was ¥799 million ($8,588 thousands) and ¥749 million, respectively. Estimated amortization expense for the next five years is as follows:

Year ending March 31	Millions of Yen	Thousands of U.S. Dollars

2011	¥648	$6,959
2012	564	6,065
2013	563	6,056
2014	330	3,536
2015	176	1,894
2016 and thereafter	323	3,473

Total	¥2,604	$27,983

Property and equipment:

The following table represents a summary of U.S. GAAP adjustments to property and equipment acquired in the business combination discussed above as of and for the years ended March 31, 2010 and 2009. Such acquired assets are recorded based on their estimated fair value at the date of acquisition and depreciated over their estimated useful lives:

	Millions of Yen		Thousands of U.S. Dollars
	2010	2009	2010

U.S. GAAP adjustments:
Beginning balance adjustments	¥1,285	¥—	$13,814
Fair value adjustment of property and equipment	—	1,323	—
Depreciation of property and equipment recorded under U.S.GAAP	(225)	(38)	(2,418)

U.S. GAAP adjustments to property and equipment	¥1,060	¥1,285	$11,396

b.	Equity-method investments

Under Japanese GAAP, an excess of the investor’s carrying amount over the underlying equity in net assets of an investee (“equity-method goodwill”) is generally amortized within 20 years. The carrying value of equity-method investments are adjusted to fair value if a significant decline in the fair value is observed, unless the carrying value is expected to recover. Generally a decline in fair value of more than 50% of the carrying value is considered to be significant. The reduction is allocated and limited to reduce the equity-method goodwill to zero and no additional reductions or impairments, which reduce the carrying amount below the investor’s proportionate interest in the investee’s net assets, are recognized. When an investor loses the ability to exercise significant influence over the investee, the investor should discontinue equity-method accounting and apply the cost method retrospectively by adjusting retained earnings as of the date the investor no longer has the ability to exercise significant influence.

Under U.S. GAAP, equity-method goodwill is carried as a part of investment cost and not treated separately for amortization. However, equity-method investments are reviewed for impairment in accordance with FASB ASC Topic 323, “Investments – Equity Method and Joint Ventures”. A loss in value of an investment that is other than a temporary decline must be recognized. Evidence of a loss in value might include, but would not necessarily be limited to, absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment. A current fair value of an investment that is less than its carrying amount may indicate a loss in value of the investment. However, a decline in the quoted market price below the carrying amount or the existence of operating losses is not necessarily indicative of a loss in value that is other than temporary. All are factors that should be evaluated. When an investor discontinues equity method accounting, the carrying amount of the investment under the equity method becomes the cost method carrying amount of the investment as of the date of the change.

The following represents reconciliations to equity under Japanese GAAP with those under U.S. GAAP:

	Millions of Yen		Thousands of U.S. Dollars
	2010	2009	2010

Balance of Investments in unconsolidated subsidiaries and associated companies at March 31 under Japanese GAAP	¥6,849	¥7,298	$73,617
Investments in unconsolidated subsidiaries under Japanese GAAP	(365)	(347)	(3,927)

Balance of equity method investments at March 31 under Japanese GAAP	¥6,484	¥6,951	$69,690
U.S. GAAP adjustments:
Beginning balance adjustments	(1,230)	561	(13,217)
Reversal of goodwill amortized under Japanese GAAP and recognition of impairment loss under U.S. GAAP	(66)	(2,503)	(718)
Reversal of adjustments to retained earnings on the Group’s equity in losses of equity method investees based on discontinuation of equity method under Japanese GAAP	(130)	(974)	(1,395)
Reclassification to “Investment in equity securities” associated with the discontinuation of equity method under Japanese GAAP	130	1,686	1,395

Total U.S. GAAP adjustments	(1,296)	(1,230)	(13,935)

Balance at March 31 under U.S. GAAP	¥5,188	¥5,721	$55,755

c.	Investment in equity securities

Under Japanese GAAP, if the investments with a quoted market price classified as held-to-maturity or available-for-sale for which the market price falls significantly, the change in fair value is required to be recognized in the income statement unless the carrying amount of the security is expected to recover. If there is a significant deterioration in the fair value of securities without a quoted market price, the carrying value is deemed to be impaired and the impairment charge is recognized in the income statement. Then a new cost basis is established after a security is impaired.

Under U.S. GAAP, if the fair value of an investment in equity securities is less than its cost at the balance sheet date, the investor should determine whether the impairment is other than temporary. ASC 320-10-S99-1 provides factors which, individually or in combination, indicate that a decline in value of an equity security is other than temporary and that a write-down of the carrying value is required.

In accordance with the guidance, the Group considers (1) the duration and extent to which the market value has been less than cost; (2) the financial condition and near-term prospects of the issuer, as well as underlying factors such as specific events or circumstances that may influence the operations of the issuer; or (3) the intent and ability of the holder to retain its investment for a period that will be sufficient to allow for any anticipated recovery in market value. If an impairment of a security is considered other-than-temporary, an impairment loss equal to the difference between the cost and the fair value of the investment, calculated as of the balance sheet date, should be recognized in earnings. The written-down value becomes the investment’s new cost basis. Any recoveries or reductions in fair value after the balance sheet date should not affect the measurement of the impairment loss at the balance sheet date.

The following table represents reconciliations of investment in equity securities under Japanese GAAP with those under U.S. GAAP:

	Millions of Yen		Thousands of U.S. Dollars
	2010	2009	2010

Balance at March 31 under Japanese GAAP	¥153,144	¥150,593	$1,646,000
U.S. GAAP adjustments:
Beginning balance adjustments	(410)	—	(4,406)
Impairment loss recognized under U.S. GAAP and reversal of impairment loss recorded under Japanese GAAP	381	(410)	4,100
Reversal of impairment loss recognized under Japanese GAAP (*1)	125	1,686	1,335

Sub-total	506	1,276	5,435
Reclassification from “Equity-method investments” associated with the discontinuation of equity method under Japanese GAAP	(130)	(1,686)	(1,395)

Total U.S. GAAP adjustments	(34)	(410)	(366)

Balance at March 31 under U.S. GAAP	¥153,110	¥150,183	$1,645,634

(*1)	As discussed in the section “Equity-method investments”, under Japanese GAAP, the cost method is retrospectively applied when significant influence is lost over equity method investments, which resulted in an increase in retained earnings due to the reversal of cumulative losses recognized by the Company prior to the discontinuation date. This, in turn, increased the amount of the investments under Japanese GAAP. As a result, impairment losses were recorded to reduce the carrying value back to the fair value. Under U.S. GAAP such retrospective adjustments are not required, and accordingly, the impairment losses recorded under Japanese GAAP were reversed for U.S. GAAP purposes.

d.	Depreciation

Under Japanese GAAP, an entity is required to depreciate property and equipment over the useful life of each asset considering its specific conditions and an entity could apply a declining-balance method unless it is unreasonable.

Under U.S. GAAP, depreciation expense in financial statements for an asset is determined based on the estimated useful life. Based on FASB ASC Subtopic 360-10, “Property, Plant and Equipment – General”, the cost of a productive facility is one of the costs of the services it renders during its useful economic life. U.S. GAAP requires that this cost be spread over the expected useful life of the facility in such a way as to allocate it as equitably as possible to the periods during which services are obtained from the use of the facility.

The following table represents the reconciliation for the difference in accumulated depreciation recorded under Japanese GAAP and those under U.S. GAAP due to the difference in depreciation method the Group uses:

	Millions of Yen		Thousands of U.S. Dollars
	2010	2009	2010

U.S. GAAP adjustments:
Accumulated depreciation
Beginning balance adjustments	¥4,165	¥3,383	$44,763
Adjustments for the year	534	795	5,741
Other adjustments	—	(13)	—

Total U.S. GAAP adjustments	¥4,699	¥4,165	$50,504

e.	Asset retirement obligations

On March 31, 2008, the ASBJ published a new accounting standard for asset retirement obligations, ASBJ Statement No. 18 “Accounting Standard for Asset-Retirement Obligations” that is effective for fiscal years beginning on or after April 1, 2010. This new accounting standard requires all entities to recognize legal obligations associated with the retirement of a tangible long-lived asset that result from the acquisition, construction, or development and (or) the normal operation of a long-lived asset. A legal obligation is an obligation that an entity is required to settle as a result of an existing or enacted law, statute, ordinance, or written or oral contract or by legal construction of a contract. The Group will adopt this new accounting standard from the fiscal year beginning on April 1, 2010. Prior to the adoption of the standard, the Group recognized asset retirement costs that they committed to pay in connection with the relocation of the Company’s office buildings.

Under U.S. GAAP, obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs will be accounted and reported under FASB ASC Subtopic 410-20, “Asset Retirement Obligations”. There is no material difference between Japanese GAAP which will be effective and current U.S. GAAP.

Although the accounting for asset retirement obligations under Japanese GAAP will be similar to that under U.S. GAAP beginning April 1, 2010, the Group currently does not recognize asset retirement obligations.

The following table summarizes the activities for asset retirement obligations for the years ended March 31, 2010 and 2009 under U.S. GAAP:

	Millions of Yen		Thousands of U.S. Dollars
	2010	2009	2010

Asset retirement obligation:
Balance at April 1	¥2,013	¥1,210	$21,637
Additional liabilities incurred	25	782	260
Liabilities settled	(230)	—	(2,469)
Accretion expense	31	21	337

Balance at March 31	1,839	2,013	19,765
Asset retirement costs capitalized in property and equipment:
Balance at April 1	1,204	1,182	12,938
Additions during the year	24	22	260
Less; accumulated depreciation	(468)	(396)	(5,023)

Asset retirement costs, net	760	808	8,175
Reversal of asset retirement costs recognized under Japanese GAAP	—	230	—
Asset retirement obligation	(1,839)	(2,013)	(19,765)

Equity impact under U.S. GAAP	¥(1,079)	¥(975)	$(11,590)

The differences between Japanese GAAP and U.S. GAAP for the income statement related to asset retirement costs for the years ended March 31, 2010 and 2009:

	Millions of Yen		Thousands of U.S. Dollars
	2010	2009	2010

Reversal of asset retirement costs recognized under Japanese GAAP	¥—	¥230	$—
Depreciation of asset retirement cost	(72)	(138)	(770)
Accretion expense on asset retirement obligations	(31)	(21)	(337)

Net income impact under U.S. GAAP	¥(103)	¥71	$(1,107)

f.	Compensated absences

Under Japanese GAAP, there is no specific accounting standard for compensated absences; and as a result, recognition of such liabilities is generally not practiced in Japan.

Under U.S. GAAP, accounting for compensated absences granted to employees is stipulated in FASB ASC Topic 710, “Compensation – General”. According to FASB ASC Topic 710, the Group accrues a liability for employees’ compensation for future absence.

The following table summarizes the balance of accrued compensated absence and the changes during the years ended March 31, 2010 and 2009 under U.S. GAAP:

	Millions of Yen		Thousands of U.S. Dollars
	2010	2009	2010

Balance at April 1	¥(1,344)	¥(957)	$(14,450)
Net changes for the year	(206)	(387)	(2,212)

Balance at March 31	¥(1,550)	¥(1,344)	$(16,662)

g.	Share-based payment

Under Japanese GAAP, share-based payment is accounted for in accordance with ASBJ Statement No. 8, “Accounting Standard for Share-based Payment” and ASBJ Guidance No. 11, “Implementation Guidance on Accounting Standard for Share-based Payment” issued in December 2005. This literature provides guidance on share-based payment transactions and requires companies to account for the compensation cost in accordance with the fair-value-based method for the share options granted on and after May 1, 2006. For stock options issued before current standards were effective on or after May 1, 2006, no liability and expense were recognized until the subscription rights were exercised.

Under U.S. GAAP, FASB ASC Topic 718, “Share-Based Payment” (formerly SFAS No. 123(R)) was issued in December 2004 and became effective as of the beginning of the first interim or annual reporting period that began after June 15, 2005. This statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. Fair-value-based method must apply to all awards granted after the effective date and to the portion of outstanding awards for which the requisite service has not yet been rendered at the effective date. The grant-date fair value of employee share options will be estimated using option-pricing models adjusted for the unique characteristics of those instruments.

Although the accounting for share-based payment under Japanese GAAP is currently similar to that under U.S. GAAP, the scope of share options for which each standard is applied is different.

The following table summarizes financial statement impact of share-based payment under U.S. GAAP as of and for the years ended March 31, 2010 and 2009:

	Millions of Yen		Thousands of U.S. Dollars
	2010	2009	2010

Balance sheet impact:
Additional paid-in capital	¥654	¥639	$7,026
Retained earnings	(654)	(639)	(7,026)

Net assets	¥—	¥—	$—

Income statement impact:
Compensation expense	¥(15)	¥(86)	$(161)

62

h.	Consolidation

Under Japanese GAAP, there are no applicable accounting standards for consolidation of variable interest entities (VIE). In addition, less significant subsidiaries are permitted to be excluded from consolidation and are stated at cost.

Under U.S. GAAP, an enterprise must consolidate a variable interest entity if that enterprise has a variable interest (or combination of variable interests) that will absorb a majority of the entity’s expected losses, receive a majority of the entity’s expected residual returns, or both. FASB ASC Topic 810, “Consolidation” provides scope of entities to be consolidated. This statement also requires consolidation of all majority-owned subsidiaries unless control is likely to be temporary or unless it does not rest with the majority owner.

The following table summarizes financial statement impact of consolidation of the unconsolidated subsidiaries under Japanese GAAP as of and for the years ended March 31, 2010 and 2009:

	Millions of Yen		Thousands of U.S. Dollars
	2010	2009	2010

Balance sheet impact:
Current assets	¥575	¥494	$6,182
Investments and other assets	(365)	(347)	(3,927)

Total assets	210	147	2,255
Current liabilities	0	(26)	0

Total liabilities	0	(26)	0

Equity	¥210	¥121	$2,255

Income statement impact:

Net income	¥1	¥28	$8

i.	Lease

In March 2007, the ASBJ issued ASBJ Statement No.13, “Accounting Standard for Lease Transactions,” which replaced the previous accounting standard for lease transactions issued in June 1993. The revised accounting standard requires that all finance lease transactions be capitalized. It also permits leases which existed at the transition date and do not transfer ownership of the leased property to the lessee to continue to be accounted for as operating lease transactions. The Group adopted this revised accounting standard as of April 1, 2008, applying the permission to leases which existed at the transition date and do not transfer ownership of the leased property to the lessee, and accounted for these leases as operating leases.

Under U.S. GAAP, FASB ASC Topic 840, “Leases” is applied in order to determine whether a lease should be classified as an operating or a capital lease. ASC Topic 840 requires lessee to record a capital lease as an asset and an obligation.

The statement of cash flows prepared under Japanese GAAP present cash flows from capital lease transactions, which are accounted for as operating lease transactions in accordance with Japanese GAAP, as operating cash flows. Such lease payments are included in operating activities whereas such transactions are capitalized as capital lease transactions and deemed repayments of lease obligation are presented as financial activities under U.S. GAAP.

The following table summarizes the differences between Japanese GAAP and U.S. GAAP for capital lease as of March 31, 2010 and 2009, and the related impact on net income for the years then ended:

	Millions of Yen		Thousands of U.S. Dollars
	2010	2009	2010

Balance sheet impact:
Property and equipment	¥226	¥231	$2,432
Less; accumulated amortization	(133)	(19)	(1,434)

Capitalized lease assets under U.S. GAAP	93	212	998
Current installments of lease obligations	(273)	(122)	(2,939)
Non-current installments of lease obligations	(136)	(100)	(1,456)

Lease obligation under U.S. GAAP	(409)	(222)	(4,395)
Allowance for impairment loss recognized under Japanese GAAP	284	—	3,050

Equity impact under U.S. GAAP	¥(32)	¥(10)	$(347)

Income statement impact:
Reversal of lease payment expense under Japanese GAAP	¥164	¥7	$1,758
Amortization of capitalized lease assets	(148)	(6)	(1,588)
Interest expense on lease obligations	(9)	(0)	(98)
Other adjustments	(29)	(11)	(308)

Net income impact under U.S. GAAP	¥(22)	¥(10)	$(236)

The Group computed the present value of minimum lease payments using an incremental borrowing rate of 3.7%, a weighted average of the leased assets at the inception.

j.	Income taxes

Uncertainty in income taxes:

Under U.S. GAAP, FASB ASC Topic 740, “Income Taxes” (formerly FIN 48, “Accounting for Uncertainty in Income Taxes”) provides guidance for accounting for uncertainty in income taxes. An entity should initially recognize the financial statement effects of a tax position when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. A tax position that meets the more-likely-than-not recognition threshold must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.

There is no similar or equivalent guidance under Japanese GAAP.

As described in Note 16, the Company received the Notice which disallowed utilization of the net operating loss carryforwards. Under Japanese tax laws, once a deficiency assessment notice is issued by the taxing authority in connection with any taxpayer’s corporate tax liability, the taxpayer is, with certain limited exceptions which are not applicable in the given case, legally obligated to pay the assessed tax within one month from the date of the deficiency assessment notice. The prevailing practice in Japan is for corporate taxpayers to comply with such payment obligation as promptly as possible in order to avoid further accrual of interest on the assessed (and unpaid) tax amount, even if the taxpayer in question expects to file an administrative appeal and, further, commence litigation against the taxing authority, requesting to cancel such deficiency assessment notice. The taxpayer’s filing an administrative appeal or commencement of litigation does not constitute any legal grounds to allow the taxpayer to delay from the payment obligation with respect to the assessed tax under Japanese laws. In lines with such prevailing practice, in July 2010, the Company paid the tax assessed by TRTB and received an equivalent amount from SB in accordance with the tax indemnification provision of the purchase agreement of SISC shares. On August 27, 2010, the Company submitted a request for reconsideration (an administrative appeal proceeding) to the national tax tribunal, and bring legal suit should the examination result in the appeal to the tribunal being turned down. The Company intends to thoroughly argue its position on this matter.

Under U.S. GAAP, a provision in accordance with ASC Topic 740 of ¥26,450 million ($284,294 thousands), including interest and penalties of ¥2,755 million ($29,606 thousands) which are included in the income statement line item under income taxes, and a corresponding indemnification receivable of ¥26,450 million was recognized as of March 31, 2010 based on the changes in practices of the taxing authority in terms of the application of the comprehensive anti tax avoidance provision under the corporate tax laws, which occurred late in the year ended March 31, 2010.

A reconciliation of beginning and ending amount of total unrecognized tax benefits related to the above net operating loss carryforwards is as follows:

	Millions of Yen		Thousands of U.S. Dollars
	2010	2009	2010
Balance at April 1	—	—	—
Increases related to the prior year tax positions	¥23,695	—	$254,680

Balance at March 31	¥23,695	—	$254,680

The balance of total unrecognized tax benefits at March 31, 2010, if recognized, would affect the effective tax rate.

The Company and subsidiaries file its income tax returns in Japan. The Company is no longer subject to tax examinations by the respective taxing authorities prior to the fiscal year ended March 31, 2008.

Tax effect of the U.S. GAAP adjustments:

Except for the accounting treatment of uncertainty in income taxes, accounting for income taxes in accordance with Japanese GAAP is substantially similar to accounting for income taxes in accordance with ASC Topic 740. The following tables summarize the impact on the Japanese GAAP deferred tax assets and liabilities in the Group’s consolidated balance sheets as a result of the U.S. GAAP adjustments as of March 31, 2010 and 2009:

	Millions of Yen
	2010
	Japanese GAAP	Adjustments	U.S. GAAP
Balance sheet:
Deferred tax assets – current	¥6,687	¥631	¥7,318
Deferred tax assets – non-current	6,313	2,025	8,338
Deferred tax liabilities – non-current	—	(597)	(597)

Net deferred tax assets	¥13,000	¥2,059	¥15,059

	Millions of Yen
	2009
	Japanese GAAP	Adjustments	U.S. GAAP
Balance sheet:
Deferred tax assets – current	¥3,601	¥547	¥4,148
Deferred tax assets – non-current	7,249	2,934	10,183
Deferred tax liabilities – non-current	—	(816)	(816)

Net deferred tax assets	¥10,850	¥2,665	¥13,515

	Thousands of U.S. Dollars
	2010
	Japanese GAAP	Adjustments	U.S. GAAP
Balance sheet:
Deferred tax assets – current	$71,878	$6,779	$78,657
Deferred tax assets – non-current	67,857	21,767	89,624
Deferred tax liabilities – non-current	—	(6,415)	(6,415)

Net deferred tax assets	$139,735	$22,131	$161,866

k.	Noncontrolling interests

Under Japanese GAAP, minority interest is classified within equity and is deducted from net income.

Under U.S. GAAP, effective April 1, 2009, the Company has adopted FASB ASC Topic 810, “Consolidation”. ASC Topic 810 establishes accounting standards for noncontrolling interests and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. ASC Topic 810 requires (i) that consolidated net income include the amounts attributable to both the parent and the noncontrolling interests, (ii) that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated and (iii) expanded disclosures that clearly identify and distinguish between the interests of the parent owner and the interests of the noncontrolling owners of a subsidiary.

l.	Revenue presentation

As for the revenues from search and/or display advertising offerings on the third-party entities (Affiliates) sites, the Group pays Affiliates for the revenues generated from the display of/clicks on these advertisements on the Affiliates’ Websites. These payments are called traffic acquisition costs (“TAC”). The revenues derived from these arrangements that involve traffic supplied by Affiliates are reported gross of the payment to Affiliates, which is reported as cost of sales, for U.S. GAAP reporting purpose due to the fact that the Group is the primary obligor to the advertisers who are the customers of the advertising service.

The Group provides online settlement service that enables the users of online auction and shopping transactions to settle payments using their credit card or via online banking. In connection with this service, the Group pays a commission to card service companies or banks, which is received from the users. Under U.S. GAAP, the Group determined the revenue from these commissions should be reported based on the gross amount charged to the users as the Group is the primary obligor to these users.

Because there are no explicit provisions or guidance under Japanese GAAP regarding gross versus net presentation, the Group presents the revenue on a net basis under Japanese GAAP, as the Group does not bear any credit risk for collecting amounts charged to those customers.

m.	Change in accounting policies and presentation

Under U.S. GAAP, previously issued financial statements are generally adjusted if there is a change in accounting policies and/or presentation.

Under Japanese GAAP, prior year financial statements are not generally adjusted and/or reclassified to conform to the current year accounting policy and/or presentation if there is a change in accounting policies and/or presentation.

n.	Recent Accounting Pronouncements

In October 2009, the FASB issued Accounting Standard Update (“ASU”) 2009-13 which amended the accounting for multiple deliverable revenue arrangements. The amendment will require the arrangement consideration to be allocated based on the relative selling price for each arrangement deliverable. The selling price for each arrangement deliverable can be established based on vendor specific objective evidence (“VSOE”), third-party evidence (“TPE”) if VSOE is not available, or best estimate of selling price (“BESP”) if neither VSOE nor TPE is available. This amendment is effective prospectively for revenue arrangements entered into or materially modified in fiscal year beginning on or after June 15, 2010. The Company is in the process of evaluating the impact of the adoption of this guidance on the Company’s consolidated financial position, cash flows, and results of operations.

In December 2009, the FASB issued ASU 2009-17 which amended the accounting for consolidation of variable interest entities (VIE). The amendment requires reporting entities to evaluate former Qualified Special Purpose Entities for consolidation, changes the approach to determining a VIE’s primary beneficiary from a quantitative assessment to a qualitative assessment designed to identify a controlling financial interest, and increases the frequency of required reassessments to determine whether an entity is the primary beneficiary of a VIE. It also clarifies, but does not significantly change, the characteristics that identify a VIE. This amendment is effective as of the beginning of a company’s first fiscal year that begins after November 15, 2009 and for subsequent interim and annual reporting periods. The Company is in the process of evaluating the impact of the adoption of this guidance on the Company’s consolidated financial position, cash flows, and results of operations.

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